UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

THE FRESH MARKET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FRESH MARKET, INC.

______________

Notice of Annual Meeting
and
Proxy Statement

______________

2015 Annual Meeting of Stockholders
June 2, 2015

THE FRESH MARKET, INC.
628 Green Valley Road, Suite 500
Greensboro, North Carolina 27408
(336) 272-1338

Notice of 2015 Annual Meeting of Stockholders

May 1, 2015

To Stockholders of The Fresh Market, Inc.:

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of The Fresh Market, Inc. (the “Company”) will be held at 2:00 p.m. (Eastern Time) on Tuesday, June 2, 2015 at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408, for the purpose of voting on the following matters:

1.	To elect the three Class II directors nominated by the Board of Directors for three-year terms;

2.	To approve, on an advisory basis, the compensation paid to the Company’s named executive officers in fiscal 2014;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” items 1, 2 and 3. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting.

Only stockholders of record as of the close of business on April 10, 2015 will be entitled to vote at the Annual Meeting.

Your vote is important. To ensure that you will be represented at the meeting, please vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors,

Scott Duggan
Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on June 2, 2015:

The Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended January 25, 2015 are available at www.proxyvote.com.

i

PROXY STATEMENT
____________

The Board of Directors (the “Board”) of The Fresh Market, Inc. (the “Company”) is providing these materials to you in connection with the 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 2:00 p.m. (Eastern Time) on Tuesday, June 2, 2015 at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408.

On or about May 1, 2015, the Company will begin mailing to its stockholders this Proxy Statement, the accompanying proxy card or voting instruction form and the Annual Report on Form 10-K for the fiscal year ended January 25, 2015.

General Information

Why am I receiving these materials?

You have received these materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that the Company is required to provide you under the Securities and Exchange Commission rules and regulations (the “SEC rules”) and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

●	the Proxy Statement for the Annual Meeting;
●	a proxy card or voting instruction form for the Annual Meeting; and
●	the Annual Report on Form 10-K for the fiscal year ended January 25, 2015, which contains the Company’s audited consolidated financial statements.

What items will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

●	the election of three Class II directors for three-year terms;
●	the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers in fiscal 2014; and
●	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board unanimously recommends that you vote your shares:

●	“FOR” the election of the three Class II director nominees;
●	“FOR” the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers in fiscal 2014; and

●	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to:

●	stockholders of record as of the close of business on April 10, 2015;
●	holders of valid proxies for the Annual Meeting; and
●	invited guests.

Admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid photo identification, such as a driver’s license or passport, and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board set April 10, 2015 as the record date. As of the record date, 48,643,328 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) were issued and outstanding. Stockholders are entitled to one vote per share of Common Stock outstanding on the record date on any proposal presented at the Annual Meeting.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Common Stock is reflected directly on the books and records of the Company’s transfer agent, American Stock Transfer & Trust Company, LLC. If you hold Common Stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in street name and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. The Company only has access to ownership records for the registered shares. If you are not a stockholder of record and you wish to attend the Annual Meeting, the Company will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your bank, broker or other nominee or a copy of your notice or voting instruction form.

How do I vote?

You may vote by any of the following methods:

●	In person. Stockholders of record and beneficial owners of shares held in street name may vote in person at the Annual Meeting. If you hold shares in street name, you must also obtain a legal proxy from the stockholder of record to vote in person at the meeting.
●	By phone or via the Internet. Stockholders of record may vote by proxy, by phone or via the Internet, by following the instructions included in the proxy card provided. If you are a beneficial owner of shares held in street name, your ability to vote by phone or via the Internet depends on the voting procedures of the stockholder of record (e.g., your bank, broker or other nominee). Please follow the directions included in the voting instruction form provided to you by the stockholder of record.
●	By mail. Stockholders of record and beneficial owners of shares held in street name may vote by proxy by completing, signing, dating and returning the proxy card or voting instruction form provided.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote as follows:

●	Stockholders of record. You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to the Company’s Secretary at The Fresh Market, Inc. c/o Secretary, 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408; (ii) delivering a proxy bearing a later date using any of the voting methods described in the immediately preceding Q&A, including by phone or via the Internet, and until the applicable deadline for each method specified in the accompanying proxy card or voting instruction form; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.
●	Beneficial owners of shares held in street name. You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you vote by proxy, by phone, via the Internet or by signing, dating and returning a proxy card, without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is referred to as a “broker non-vote.”

What is the voting requirement to approve each of the proposals?

●	Proposal 1, Election of Directors. The three Class II nominees for the Board receiving the highest number of affirmative votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected as directors. There is no cumulative voting with respect to the election of directors.
●	Proposal 2, Advisory Vote to Approve Named Executive Officer Compensation. Advisory approval of the compensation paid to the Company’s named executive officers in fiscal 2014 requires the affirmative vote of a majority of the total votes of all shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.
●	Proposal 3, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015 requires the affirmative vote of a majority of the total votes of all shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.
●	Other Items. Approval of any other matters requires the affirmative vote of a majority of the total votes of all shares of Common Stock present in person or represented by proxy and entitled to vote on the item at the Annual Meeting.

What is the quorum for the Annual Meeting? How are withhold votes, abstentions and broker non-votes treated?

The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast by the holders of Common Stock is necessary for the transaction of business at the Annual Meeting. Your shares are counted as being present if you vote in person at the Annual Meeting, by telephone, via the Internet, or by submitting a properly executed proxy card or voting instruction form by mail. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum for the Annual Meeting; however, broker non-votes are not counted as present for the purpose of determining a quorum for Proposal 1, the election of directors.

If your shares are held in street name and you do not instruct your broker on a timely basis on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The election of directors and the advisory vote to approve named executive officer compensation are non-routine matters. Consequently, without your voting instructions, your brokerage firm cannot vote your shares on these proposals. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015 is considered a routine matter.

With respect to Proposal 1, the election of directors, withhold votes, broker non-votes and abstentions will have no effect on the outcome of the proposal.

With respect to Proposals 2 and 3, the advisory vote to approve named executive officer compensation and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015, an abstention will be counted as a vote present or represented and entitled to vote on the proposals and will have the same effect as a vote against the proposals, and a broker non-vote will not be considered entitled to vote on these proposals and will therefore have no effect on their outcome.

Who are the proxy holders and how will they vote?

The persons named as attorneys-in-fact in the proxies, Sean M. Crane, Jeffrey C. Ackerman and Scott F. Duggan, were selected by the Board and are officers of the Company. If you are a stockholder of record and return an executed proxy card but do not provide specific voting instructions, your shares will be voted on the proposals as follows:

●	“FOR” the election of the three Class II director nominees;
●	“FOR” the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers in fiscal 2014; and
●	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015.

If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted in the discretion of the proxy holders.

Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary or final voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the completion of the meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table provides information about the beneficial ownership of the Company’s Common Stock as of April 10, 2015, by each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as well as each director, nominee for director, named executive officer and all directors and executive officers as a group. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, (i) shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 10, 2015 and (ii) shares of restricted stock, restricted stock units and deferred stock units which vest within 60 days of April 10, 2015 are deemed outstanding. These shares or units, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage ownership is based on 48,643,328 shares of Common Stock outstanding as of April 10, 2015. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated in the footnotes below, the address for each of the beneficial owners is c/o The Fresh Market, Inc., 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408.

	Number of Shares
	and Nature of		Ownership
Name of Beneficial Owner	Beneficial Ownership (1)		Percentage
5% Stockholders:
Michael Barry	3,097,274	(2)	6.4%
Scopia Capital Management LP	3,822,492	(3)	7.9%
BlackRock, Inc.	3,797,949	(4)	7.8%
The Vanguard Group, Inc.	2,691,253	(5)	5.5%
Columbia Wanger Asset Management, LLC	2,675,300	(6)	5.5%
Directors, Director Nominees and Named Executive Officers:
Ray Berry	1,974,481	(7)	4.1%
Michael D. Casey	—		*
Jeffrey Naylor	16,683	(8)	*
Richard Noll	5,956	(8)	*
Bob Sasser	5,102	(8)	*
Robert K. Shearer	—		*
Steven Tanger	5,076	(8)	*
Jane Thompson	4,076	(8)	*
Michael Tucci	9,857	(8)	*
Jeffrey Ackerman	15,151		*
Craig Carlock	169,048	(9)	*
Sean Crane	153,439		*
Scott Duggan	59,329		*
Marc Jones	139,059		*
Randy Young	9,327		*
Directors and executive officers as a group (15 persons)	2,411,170		5.0%
____________________

*	Less than 1%.
(1)	Amounts in this column include: (i) shares of Common Stock issuable upon exercise of options that are exercisable within 60 days by Mr. Ackerman (6,941 shares), Mr. Carlock (62,802 shares), Mr. Crane (74,452 shares), Mr. Duggan (47,833 shares), Mr. Jones (25,993 shares) and Mr. Young (3,425 shares); and (ii) restricted stock awards, for which the recipients have the present right to vote the shares, issued by the Company to Mr. Ackerman (6,876 shares), Mr. Carlock (29,660 shares), Mr. Crane (16,823 shares), Mr. Duggan (10,111 shares), Mr. Jones (10,111 shares) and Mr. Young (3,636 shares).
(2)	Consists of (i) 261,869 shares held of record by the Unger Trust, as to which he has sole voting and investment power as special holdings adviser, (ii) 1,093,319 shares held of record by the Keigan Trust, as to which he has sole voting and investment power as special holdings adviser, (iii) 745,726 shares held of record by the Rossler Trust, as to which he has sole voting and investment power as special holdings adviser, (iv) 332,120 shares held of record by the Lerra Trust, as to which he has sole voting and investment power as special holdings adviser and is co-trustee, (v) 332,120 shares held of record by the Farra Trust, as to which he has sole voting and investment power as special holdings adviser and is co-trustee, and (vi) 332,120 shares held of record by the Caito Trust, as to which he has sole voting and investment power as special holdings adviser and is co-trustee.
(3)	This information is based upon a Schedule 13G filed jointly with the SEC on February 17, 2015 by Scopia Capital Management LP (“Scopia”), Matthew Sirovich and Jeremy Mindich, each of whose address is 152 West 57th Street, 33rd Floor, New York, New York 10019. Messrs. Sirovich and Mindich are control persons of Scopia. The Schedule 13G reports that each of Scopia and Messrs. Sirovich and Mindich has shared voting and investment power over all of such shares.
(4)	This information is based upon a Schedule 13G/A filed with the SEC on January 26, 2015 by BlackRock, Inc. (“BlackRock”), whose address is 55 East 52nd Street, New York, New York 10022. The Schedule 13G/A reports that BlackRock has sole voting power over 3,703,316 shares, shared voting power over no shares and sole investment power over all of such shares.
(5)	This information is based upon a Schedule 13G filed with the SEC on February 10, 2015 by The Vanguard Group, Inc. (“Vanguard”), whose address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Schedule 13G reports that Vanguard has sole voting power over 57,678 shares, shared voting power over no shares, sole investment power over 2,636,875 shares and shared investment power over 54,378 shares.
(6)	This information is based upon a Schedule 13G filed with the SEC on February 11, 2015 by Columbia Wanger Asset Management, LLC (“Columbia”), whose address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. The Schedule 13G reports that Columbia has sole voting power over 2,492,400 shares, shared voting power over no shares and sole investment power over all of such shares. Columbia is the investment adviser of various unregistered and registered investment companies and managed accounts and, as such, may be deemed to beneficially own these shares but expressly disclaims beneficial ownership of such shares.
(7)	Consists of 1,974,481 shares held of record by the Paiko Trust, as to which he has sole voting and investment power and is trustee.
(8)	Consists in part of restricted stock awards made at the time of the annual meeting of stockholders held in June 2014, which vest at the earlier of one year from the date of grant and the next annual meeting of stockholders following the date of grant. The holders of the restricted shares are entitled to the rights of a stockholder in respect of such restricted shares, including the right to vote and receive dividends. As of April 10, 2015, each of Messrs. Naylor, Noll, Sasser, Tanger and Tucci and Ms. Thompson held 1,820 restricted shares.
(9)	Mr. Carlock shares voting and investment power over 1,934 shares with his spouse.

Proposal 1: Election of Directors

The Board currently consists of nine members. The Company’s Certificate of Incorporation and Amended and Restated Bylaws divide the Board into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the Board, and one class is elected each year for a term of three years. The following table sets forth the class that each director is a member of, the year in which he or she first became a director, and whether or not he or she is independent as defined under The NASDAQ Stock Market rules and regulations (the “NASDAQ rules”).

Director’s Name and
Class	Year First Became a Director	Independent
Class I (term expires 2017)	Michael D. Casey (2015)	Yes
	Richard Noll (2011)	Yes
	Michael Tucci (2011)	Yes

Class II (term expires 2015)	Bob Sasser (2012)	Yes
	Robert K. Shearer (2015)	Yes
	Steven Tanger (2012)	Yes

Class III (term expires 2016)	Ray Berry, Chairman of the Board (1981)	No
	Jeffrey Naylor (2010)	Yes
	Jane Thompson (2012)	Yes

The terms of office of the Class II directors expire at the Annual Meeting. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Bob Sasser, Robert K. Shearer and Steven Tanger for election as Class II directors at the Annual Meeting, to hold office until the annual meeting of stockholders to be held in 2018 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

Each of the nominees is currently serving as a director. Messrs. Sasser and Tanger were elected to the Board at the annual meeting of stockholders held in 2012, and Mr. Shearer was elected to the Board in May 2015. Mr. Shearer was initially identified and recommended to the Board as a potential director by an independent search firm retained by the Board. The Board has determined that Messrs. Sasser, Shearer and Tanger are independent. See “Corporate Governance—Director Independence” beginning on page 10.

Each of Messrs. Sasser, Shearer and Tanger has agreed to be named in this Proxy Statement and to serve if elected. Although the Company knows of no reason why any of the nominees would not be able to serve, if a nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this Proxy Statement.

The Board unanimously recommends that you vote “FOR” the election of
Messrs. Sasser, Shearer and Tanger to serve as members of Class II of the Board.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the election of Messrs. Sasser, Shearer and Tanger to serve as members of Class II of the Board.

Nominees for Director

The following paragraphs set forth information about each director nominee’s business background, as furnished to the Company by the nominee, and additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board.

Bob Sasser. Mr. Sasser, age 63, has served as a member of the Board since March 2012. He has served since 2004 as Chief Executive Officer and a director of Dollar Tree, Inc., a leading operator of discount variety stores, where he also served as President from 2001 to 2013 and as Chief Operating Officer from 1999 to 2004. Previously, he held executive and management positions at Roses Stores, Inc. and Michael’s Stores, Inc. Mr. Sasser received a B.S. in Marketing from Florida State University.

Mr. Sasser’s qualifications to serve on the Board include his executive management experience as Chief Executive Officer of a retail company, his experience with a high-growth retailer, and his more than 40 years of retail experience.

Robert K. Shearer. Mr. Shearer, age 63, has served as a member of the Board since May 2015. Mr. Shearer served as Senior Vice President and Chief Financial Officer of V.F. Corporation, a global leader in the design, manufacturing, marketing and distribution of branded lifestyle apparel, footwear and accessories, from 2005 until his retirement in March 2015. Prior to that, he served as Vice President—Finance and Chief Financial Officer of V.F. from 1998 to 2005, Vice President—Controller from 1994 to 1998, Controller from 1989 to 1994 and Assistant Controller from 1986 to 1989. Prior to joining V.F., Mr. Shearer worked for Ernst & Young LLP from 1973 to 1986. Mr. Shearer currently serves on the board of directors of Church & Dwight Co., Inc. Mr. Shearer holds a B.S. in Accounting from Catawba College.

Mr. Shearer’s qualifications to serve on the Board include his executive leadership and strategic management skills developed as Chief Financial Officer of a publicly-traded company, his financial and accounting expertise and his extensive experience with a company that focuses on consumer products.

Steven Tanger. Mr. Tanger, age 66, has served as a member of the Board since June 2012. Mr. Tanger has served as President and Chief Executive Officer of Tanger Factory Outlet Centers, Inc., one of the largest owners and operators of outlet centers in the United States and Canada, since January 2009 and as a director of Tanger Factory Outlet Centers, Inc. since 1993. He previously held executive positions with Tanger Factory Outlet Centers, Inc. as President and Chief Operating Officer from January 1995 to December 2008, and as Executive Vice President from 1986 to December 1994. Mr. Tanger received a B.S. in Business Administration from the University of North Carolina at Chapel Hill.

Mr. Tanger’s qualifications to serve on the Board include his executive management experience with a publicly traded company and his more than 40 years of experience in commercial real estate and real estate-related businesses.

Continuing Directors

Set forth below is information about each continuing director’s business background and additional experience, qualifications, attributes or skills that qualify him or her to serve on the Board.

Ray Berry. Mr. Berry, age 74, is the founder of the Company, has served as Chairman of the Board since he founded the Company in 1981 and served as President and Chief Executive Officer of the Company from 1981 until 2007. Prior to starting the Company, Mr. Berry held positions at numerous grocery and retail companies, including Vice President of Stores at The Southland Corporation (former parent of 7-Eleven, Inc.) where he was responsible for the operations of nearly 4,000 7-Eleven stores. Mr. Berry received a B.A. in Psychology from San Diego State University and also completed the Stanford Executive Program at the Stanford Graduate School of Business.

Mr. Berry’s qualifications to serve on the Board include his knowledge of the Company and the food retail industry and his years of leadership at the Company.

Michael D. Casey. Mr. Casey, age 54, has served as a member of the Board since May 2015. Mr. Casey has served as Chief Executive Officer and a director of Carter’s, Inc., the largest branded marketer in the United States of apparel exclusively for babies and young children, since 2008, and as Chairman of its board of directors since 2009. Mr. Casey joined Carter’s in 1993 and has held a variety of senior executive positions during his tenure with the company, including Executive Vice President and Chief Financial Officer, Senior Vice President and Chief Financial Officer, Senior Vice President of Finance and Vice President of Finance. Prior to joining Carter’s, Mr. Casey worked for Price Waterhouse LLP, a predecessor firm to PricewaterhouseCoopers LLP, from 1982 to 1993. Mr. Casey received a B.S. in Business Administration from Bryant University.

Mr. Casey’s qualifications to serve on the Board include his executive leadership and strategic management skills developed as Chairman and Chief Executive Officer of a large publicly-traded retail company, his more than 20 years of experience with a company that focuses on consumer products and his financial and accounting expertise.

Jeffrey Naylor. Mr. Naylor, age 56, has served as a member of the Board since the Company’s initial public offering in November 2010. Mr. Naylor is currently the founder and Managing Director of Topaz Consulting, LLC, a financial consulting company. From 2004 until his retirement in April 2014, Mr. Naylor worked at The TJX Companies, Inc., the leading off-price apparel and home fashions retailer in the United States and worldwide. From February 2013 until April 2014, he served as TJX’s Senior Corporate Advisor. Previously, Mr. Naylor served as TJX’s Senior Executive Vice President, Chief Administrative Officer from January 2012 to February 2013, Senior Executive Vice President, Chief Financial and Administrative Officer from February 2009 to January 2012, Senior Executive Vice President, Chief Administrative and Business Development Officer from June 2007 to February 2009, Chief Financial and Administrative Officer from September 2006 to June 2007, and Senior Executive Vice President, Chief Financial Officer from 2004 to September 2006. Mr. Naylor has served on the board of directors of Synchrony Financial since July 2014. Mr. Naylor received a Masters in Management from the J.L. Kellogg Graduate School of Management, Northwestern University and a B.A. in Economics and Political Science from Northwestern University.

Mr. Naylor’s qualifications to serve on the Board include his executive management experience, his financial and accounting expertise and his extensive experience in the retail industry.

Richard Noll. Mr. Noll, age 57, has served as a member of the Board since August 2011 and as the lead independent director since March 2014. Mr. Noll is the Chairman of the board of directors and Chief Executive Officer of Hanesbrands Inc., a consumer goods company with a portfolio of leading apparel brands. He has served as Chairman of the board of directors of Hanesbrands since January 2009, as its Chief Executive Officer since April 2006 and as a director of Hanesbrands since September 2005. From December 2002 until the completion of the spinoff of Hanesbrands from Sara Lee Corporation in September 2006, he also served as a Senior Vice President of Sara Lee. From July 2005 to April 2006, Mr. Noll served as President and Chief Operating Officer of Sara Lee Branded Apparel. Mr. Noll served as Chief Executive Officer of Sara Lee Bakery Group from July 2003 to July 2005 and as the Chief Operating Officer of Sara Lee Bakery Group from July 2002 to July 2003. From 1992 to 2002, Mr. Noll held a number of management positions with increasing responsibilities while employed by Sara Lee Branded Apparel. Mr. Noll received a Masters in Business Administration from Carnegie Mellon University and a B.S. in Business Administration from Pennsylvania State University.

Mr. Noll’s qualifications to serve on the Board include his executive management experience as Chief Executive Officer of a company that focuses on consumer products, his experience with strategic and branding initiatives and his prior experience in a food production business.

Jane Thompson. Ms. Thompson, age 63, has served as a member of the Board since June 2012. Ms. Thompson is the founder and Chief Executive Officer of Jane J. Thompson Financial Services LLC, a management consulting firm. Ms. Thompson served as President of Wal-Mart Financial Services, a division of Wal-Mart Stores, Inc. offering financial services and related products to Wal-Mart’s customers, from May 2002 to June 2011. Previously, she led the Sears Credit, Sears Home Services, and Sears Online groups within Sears, Roebuck & Company, and was a partner with McKinsey & Company, Inc. advising consumer companies. Ms. Thompson currently serves on the boards of directors of Blackhawk Network Holdings, Inc., Navient Corporation, On Deck Capital, Inc. and VeriFone Systems, Inc. Ms. Thompson received a Masters in Business Administration from Harvard Business School and a B.B.A. in Marketing from the University of Cincinnati.

Ms. Thompson’s qualifications to serve on the Board include her extensive management experience with large, publicly-traded retail businesses and her understanding of consumer marketing, branding and finance.

Michael Tucci. Mr. Tucci, age 54, has served as a member of the Board since December 2011. Since November 2013, Mr. Tucci has served as Managing Partner and as a member of the board of directors of Rag & Bone, a women’s and men’s apparel and accessories company. From February 2012 to August 2013, Mr. Tucci served as President, North American Group of Coach, Inc., a leading American marketer of fine accessories and gifts for women and men, where he previously served as President, North American Retail from 2003 until 2012. Prior to joining Coach, Mr. Tucci held senior executive positions at The Gap, Inc. and Macy’s, Inc. Mr. Tucci holds a B.A. in English from Trinity College.

Mr. Tucci’s qualifications to serve on the Board include his executive management, operations, including store operations, and merchandising experience with a high-growth retail company.

Corporate Governance

The Board of Directors

The Company is governed by the Board and its various committees. The Board and its committees have general oversight responsibility for the affairs of the Company. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders. The Board has adopted written corporate governance policies, principles and guidelines, known as the Corporate Governance Guidelines. The Board also has adopted a Code of Business Conduct and Ethics for Directors applicable to the Company’s directors as well as a Code of Ethics for Financial and Executive Officers, which applies to the Company’s Chief Executive Officer, Chief Financial Officer, Corporate Controller and other senior professionals, and a Code of Conduct, which applies to all of the Company’s officers and employees. These codes include guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting and other related topics.

Documents Available

All of the Company’s corporate governance materials, including the charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, the Corporate Governance Guidelines, the Code of Business Conduct and Ethics for Directors, the Code of Ethics for Financial and Executive Officers and the Code of Conduct, are published on the investor relations portion of the Company’s website at http://ir.thefreshmarket.com. These materials are also available in print free of charge to any stockholder upon request by contacting the Company at The Fresh Market, Inc., 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408, Attention: Investor Relations, or by telephone at (336) 272-1338. Any modifications to these corporate governance materials will be reflected, and the Company intends to post any amendments or waivers to the Code of Ethics for Financial and Executive Officers on the investor relations portion of the Company’s website at http://ir.thefreshmarket.com. Except for the availability of this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended January 25, 2015, which are available for viewing, printing and downloading at http://ir.thefreshmarket.com, the information on the Company’s website is not part of this Proxy Statement.

Director Independence

The Board believes that a majority of its members are independent under both the applicable NASDAQ rules and the applicable SEC rules. The NASDAQ rules provide that a director does not qualify as “independent” unless the board of directors determines that the director has no relationship with the company that would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. The Board has adopted Categorical Director Independence Standards (the “Categorical Standards”), which incorporate the independence standards of the NASDAQ rules, to assist the Board in determining whether a director has a relationship with the Company that would impair his or her independence. The Categorical Standards are available on the investor relations portion of the Company’s website, http://ir.thefreshmarket.com, as an attachment to the Corporate Governance Guidelines.

The Categorical Standards take into consideration whether the director was an employee of the Company, or a family member of the director was an executive officer of the Company, or the director or family member received certain compensation from the Company, within the prior three years; whether the director is a partner or employee of the Company’s independent or internal audit firm, or a family member is a partner of such firm or an employee of such firm who works on the Company’s audit, or the director or family member is a former partner or employee of such firm who has personally worked on the Company’s audit within the last three years; whether the director or a family member was an executive officer at a company where an executive officer of the Company at the same time serves or served on that company’s compensation committee within the last three years; or whether the director or a family member holds certain positions with a company or charitable organization that purchases from, sells to, is indebted to, holds indebtedness of, or receives contributions from the Company, in each case, in amounts that exceed a certain percentage of the revenues, receipts, or assets of that company or organization.

In March and April 2015, the Board, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence based on the Categorical Standards, the NASDAQ rules and the SEC rules. The Board considered all relationships between each director (and his or her immediate family and affiliates) and each of the Company, its management and its independent registered public accounting firm, including those companies on whose boards of directors the Company’s directors also serve. As a result of this evaluation, the Board determined those relationships that do exist or did exist within the last three fiscal years (except Mr. Berry’s) all fall well below the thresholds in the Categorical Standards. Consequently, the Board determined that each of Messrs. Casey, Naylor, Noll, Sasser, Shearer, Tanger and Tucci and Ms. Thompson is an independent director under the Categorical Standards, the NASDAQ rules and the SEC rules. The Board also determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees (see membership information below under “—Board Committees”) is independent.

Board Leadership Structure

The Company’s Corporate Governance Guidelines provide the Board with flexibility to select the appropriate leadership structure at a particular time based on the specific needs of the Company’s business and what is in the best interests of the Company and its stockholders. The Company’s Corporate Governance Guidelines provide that the Board has no established policy on whether the positions of Chairman of the Board and Chief Executive Officer, or CEO, should be held by the same or different persons.

The Company currently has separated the roles of Chairman and CEO. In certain circumstances, however, the Board may determine that it is in the best interests of the Company and its stockholders for the same person to hold the positions of Chairman and CEO. The Board believes that the Company’s present leadership structure is appropriate for the Company at the current time, as it provides an appropriate balance between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. Thus, the Board believes that the current structure balances the need for the CEO to run the Company on a day-to-day basis with the benefit provided to the Company by involvement of an experienced member of the Board who has significant historical experience with the Company and its business, but no role in the day-to-day affairs of the Company.

The Company’s Corporate Governance Guidelines provide that in the event that the Chairman is not independent, as determined by the Board, the independent directors may determine that the Board should have a lead independent director, who would be appointed by a majority of the independent directors. In March 2014, the Board appointed Richard Noll to serve as the lead independent director of the Board. The Company’s Corporate Governance Guidelines provide that the lead independent director will: (i) assist the Chairman of the Board and the Board in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines, (ii) coordinate the agenda for and moderate sessions of the Board’s non-management directors, and (iii) facilitate communications between the non-management directors and the other members of the Board and management. If a lead independent director is not designated, the foregoing functions will be performed by the Chair of the Board’s Nominating and Corporate Governance Committee.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Committee members and committee chairs are appointed by the Board. The members of these committees are identified in the following table:

Nominating and
	Audit	Compensation	Corporate Governance
Director	Committee	Committee	Committee
Jeffrey Naylor	Chair
Richard Noll		Chair	Member
Bob Sasser	Member
Steven Tanger			Chair
Jane Thompson	Member	Member
Michael Tucci		Member	Member

Each committee of the Board functions pursuant to a written charter adopted by the Board. The following table provides information about the operation and key functions of these committees:

Committee	Functions and Additional Information	Number of Meetings in Fiscal 2014
Audit Committee
●Oversees the Company’s accounting and financial reporting processes, internal controls and internal audit functions.
●Reviews and discusses with management and the independent registered public accounting firm the annual and quarterly financial statements and earnings press releases.
●Reviews and pre-approves all audit and non-audit services proposed to be performed by the independent registered public accounting firm.
●Reviews and approves or ratifies related person transactions.
●Oversees compliance with legal and regulatory requirements.
●The Board has determined that Mr. Naylor is an “audit committee financial expert” within the meaning of the SEC rules, that each of Mr. Sasser and Ms. Thompson meets the qualifications to be an “audit committee financial expert” within the meaning of the SEC rules, and that Messrs. Naylor and Sasser and Ms. Thompson are “independent” as that term is defined under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NASDAQ rules.
10

Compensation Committee
●Oversees the administration of the executive compensation plans.
●Reviews and establishes the compensation of the executive officers.
●Reviews and recommends to the Board the form and amount of director compensation.
●Reviews and makes recommendations to the non-management directors on the Board with respect to any employment agreements, consulting arrangements, severance or retirement arrangements or change in control agreements and provisions covering any current or former executive officer of the Company.
●Oversees regulatory compliance regarding compensation matters.
●The Board has determined that each member of the Compensation Committee during fiscal 2014 was an “outside director” as defined under Section 162(m) of the Internal Revenue Code.
6

Nominating and Corporate Governance Committee
●Determines qualifications for membership on the Board and recommends such qualifications to the Board for approval.
●Determines qualifications for membership on the committees of the Board and reviews such qualifications with the Board periodically.
●Makes recommendations to the Board concerning committee appointments.
●Makes recommendations to the Board with respect to determinations of director independence.
●Identifies, evaluates and recommends director candidates to the Board.
●Oversees annual evaluation of the Board and the committees of the Board.
●Considers and recommends to the Board other actions relating to corporate governance.
4

The Board may also establish other committees from time to time as it deems necessary.

Director Meeting Attendance

The Board held six meetings during fiscal 2014. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2014. It is the Board’s policy that the directors should attend the Company’s annual meeting of stockholders absent extenuating circumstances. All nine of the directors in office at the time (including seven of the incumbent directors) attended the 2014 Annual Meeting of Stockholders.

Pursuant to the Corporate Governance Guidelines, the independent directors meet in regularly scheduled executive sessions without management. Mr. Noll, as the lead independent director, presides over these executive sessions.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating individuals qualified to become members of the Board and for recommending to the Board the individuals for nomination as members. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee considers such candidate’s independence, diversity, integrity, skills, expertise, breadth of experience, knowledge about the Company’s business or industry, ownership interest in the Company and willingness to devote adequate time and effort to Board responsibilities in the context of the existing composition and needs of the Board and its committees.

Neither the Nominating and Corporate Governance Committee nor the Board has a specific policy with regard to the consideration of diversity in identifying director nominees. However, both may consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board at that time, such as diversity of knowledge, skills, experience, geographic location, age, gender and ethnicity.

The Nominating and Corporate Governance Committee may, at its discretion, hire third parties to assist in the identification and evaluation of director nominees. Except for the Company’s founder, no director or nominee may stand for re-election or election to the Board after his or her 70th birthday.

Stockholder Recommendations of Director Candidates

Recommendations by stockholders for director candidates to be considered for the 2016 Annual Meeting of Stockholders must be delivered to or mailed and received by the Company’s Secretary at The Fresh Market, Inc. c/o Secretary, 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408 not earlier than the close of business on February 3, 2016 and not later than the close of business on March 4, 2016. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from June 2, 2016, notice by the stockholder to be timely must be so delivered or received not earlier than the close of business on the 120th day prior to the date of the 2016 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2016 Annual Meeting of Stockholders or the 10th day following the day on which the Company first makes a public announcement of the date of such meeting. A public announcement of adjournment or postponement of an annual meeting shall not commence a new time period for the giving of notice.

Notice of a director nomination must be submitted in accordance with the requirements set forth in the Company’s Amended and Restated Bylaws (available at http://ir.thefreshmarket.com or upon request from the Company), which include requirements to provide the name and address of the stockholder making the recommendation, a representation that the recommending stockholder is a record holder of Common Stock, all information regarding the nominee that would be required to be set forth in a proxy statement, the consent of the nominee to serve as a director and such other items required by the Amended and Restated Bylaws from time to time. Such information should be sent to the Nominating and Corporate Governance Committee at The Fresh Market, Inc. c/o Secretary, 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408. Recommended candidates will be subject to a comprehensive private investigation background check by a qualified firm of the Company’s choosing. Appropriate submission of a recommendation by a stockholder does not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in the proxy statement; however, the Nominating and Corporate Governance Committee will consider any such candidate in accordance with the director nomination process described above.

Policy for Review of Related Person Transactions

The Company reviews relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest in the relationship or transaction. The Company’s executive management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under the SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in this Proxy Statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed under the SEC rules. As set forth in the Audit Committee’s charter, which is available on the investor relations portion of the Company’s website at http://ir.thefreshmarket.com, in the course of its review and approval or ratification of a disclosable related person transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.

Related Person Transactions

Registration Rights

In connection with the Company’s initial public offering, the Company entered into a registration rights agreement with its pre-initial public offering stockholders (“the Berry family”) pursuant to which the Company granted them registration rights with respect to the Common Stock owned by them. These rights include demand registration rights, shelf registration rights and “piggyback” registration rights, as well as customary indemnification. All fees, costs and expenses related to registrations will be borne by the Company, other than stock transfer taxes and underwriting discounts or commissions.

●	Demand registration rights. The registration rights agreement grants the Berry family demand registration rights. The Company will be required, upon the written request of any two or more of Ray Berry, Brett Berry and Amy Barry, to use its reasonable best efforts to effect registration of shares requested to be registered by the Berry family as soon as practicable after receipt of the request. The Company is not required to effect any such demand registration within 180 days after the effective date of a previous demand registration. The Company is not required to effect a demand registration on Form S-1 after it has effected three such demand registrations. The Company is not required to comply with any registration demand unless the anticipated aggregate offering amount equals or exceeds $75.0 million.
●	Shelf registration rights. The registration rights agreement grants the Berry family shelf registration rights. Under the terms of the registration rights agreement, any two or more of Ray Berry, Brett Berry and Amy Barry may demand that the Company file a shelf registration statement with respect to those shares requested to be registered by the Berry family. Upon such demand, the Company is required to use its reasonable best efforts to effect such registration.
●	“Piggyback” registration rights. The registration rights agreement grants the Berry family “piggyback” registration rights. If the Company registers any of its securities either for its own account or for the account of other security holders, the Berry family is entitled to include its shares in the registration.

Tax Indemnification Agreement

In connection with its initial public offering, the Company entered into a tax indemnification agreement with its stockholders prior to the offering. Pursuant to this agreement, the Company agreed that upon filing any tax return (amended or otherwise), or in the event of any restatement of its taxable income, in each case for any period during which it was an S-corporation, the Company will make a payment to each stockholder on a pro rata basis in an amount sufficient so that the stockholder with the highest incremental estimated tax liability (calculated as if the stockholder would be taxable on its allocable share of the Company’s taxable income at the highest applicable federal, state and local tax rates and taking into account all amounts the Company previously distributed in respect of taxes for the relevant period) receives a payment equal to its incremental tax liability. The Company also agreed to indemnify the stockholders for any interest, penalties, losses, costs or expenses (including reasonable attorneys’ fees) arising out of any claim under the agreement.

Lease Agreement

The Company leases real estate for its Macon, Georgia store (the “Store”) from Coro Rivoli Ventures, LLC (“CRV”), a real estate company in which Michael Barry is a principal and beneficially owns approximately 50%. Mr. Barry is a former director and executive officer of the Company, beneficially owns approximately 6.4% of the Company’s outstanding Common Stock and is the son-in-law of Mr. Ray Berry, Chairman of the Board.

CRV became the landlord under the Store’s lease in July 2013 in connection with CRV’s purchase of a shopping center in which the Store is a tenant. The lease’s terms have not changed as a result of CRV becoming the landlord or since CRV became the landlord. During fiscal 2014, the Company made payments to CRV under the Store’s lease of approximately $284,410 (consisting of $264,900 in rent and $19,510 in pass-through common area maintenance escrow, taxes and insurance, each of which may be subject to adjustment in connection with periodic reconciliations conducted by or on behalf of the parties to the lease). Total payments due to CRV under the Store’s lease from the date of CRV becoming the landlord through the expiration of the existing term of the Store’s lease on August 31, 2019 are estimated, based upon current levels of expenditures, at approximately $1,897,389. The Audit Committee of the Board, which is comprised entirely of independent directors, ratified the Store’s lease following CRV becoming landlord thereunder after taking into consideration all of the material facts, including that (i) the lease was entered into originally with an unrelated landlord, (ii) the lease was acquired by CRV and CRV’s acquisition of the lease did not require or permit the Company’s consent, (iii) the lease did not provide the Company any rights to terminate or otherwise alter the lease as a result of CRV or any other person assuming the lease, and (iv) the lease’s terms have not changed as a result of CRV becoming the landlord or since CRV became the landlord.

The Board’s Role in Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. The full Board reviews strategic risks and opportunities facing the Company. Among other areas, the Board is involved in overseeing risks related to the Company’s overall strategy, business results, capital structure, capital allocation and budgeting and executive officer succession. Certain other important categories of risk are assigned to designated Board committees (which are compromised solely of independent directors) that report back to the full Board. In general, the committees oversee the following risks:

●

Audit Committee oversees risks related to internal financial and accounting controls, legal, regulatory and compliance risks, work performed by the Company’s independent registered public accounting firm and the Company’s internal audit function, related person transactions, and the overall risk management governance structure and risk management function;

●

Compensation Committee oversees compensation programs and practices. For a detailed discussion of the Company’s efforts to manage compensation related risks, see “Risk Analysis of Compensation Programs” on page 47; and

●	Nominating and Corporate Governance Committee oversees issues that may create governance risks, such as Board composition and structure, director selection, and director succession planning.

The Board leadership structure supports the Company’s governance approach to risk oversight as the Chief Executive Officer is involved directly in risk management as a member of the Company’s management team, while the Chairman of the Board, the lead independent director and the committee chairpersons, in their respective areas, maintain oversight roles as a non-management director (in the case of the Chairman of the Board) and independent directors (in the case of the lead independent director and committee chairpersons) of the Board.

Compensation Committee Advisors

The Compensation Committee has sole authority under its charter to retain compensation consultants and other advisors and to approve such consultants’ and advisors’ fees and retention terms. In August 2011, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) to act as its independent advisor and to provide it with advice and support on executive compensation issues. The Compensation Committee has renewed this engagement each year since. Since its engagement, Cook & Co. has assisted with peer group identification and benchmarking, design of compensation programs, review of compensation-related disclosures and related services.

The independence of Cook & Co., as compensation consultant, has been reviewed and confirmed by the Compensation Committee. Neither Cook & Co. nor any of its affiliates provide any services to the Company except for services provided to the Compensation Committee and the services provided prior to the Company’s initial public offering to its private company board of directors, which did not include any of the Company’s named executive officers, regarding benchmarking of executive compensation as part of the initial public offering planning process. In addition to Cook & Co., the Compensation Committee has reviewed the independence of each other outside advisor in advance of receiving advice from such person.

Communications with the Board of Directors

Stockholders and other interested parties can communicate directly with any of the Company’s directors, including its non-management directors or the lead independent director, by sending a written communication to a director at The Fresh Market, Inc. c/o Secretary, 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408. In addition, any party who has concerns about accounting, internal controls or auditing matters may contact the Audit Committee directly by sending a written communication to the Chair of the Audit Committee c/o General Counsel at the above address or by calling toll-free 1-866-276-3796. Such communications may be confidential or anonymous. All such communications are promptly reviewed before being forwarded to the addressee. Any concerns relating to accounting, internal controls, auditing matters or officer conduct are sent immediately to the Chair of the Audit Committee. The Company generally will not forward to directors a stockholder communication that it determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

Director Compensation

Pursuant to the Company’s director compensation policy, each director who is considered “independent” within the meaning of the NASDAQ rules received compensation for his or her service on the Board during fiscal 2014, while each non-independent director received no compensation for his service as a director. In fiscal 2014, the Company’s non-independent directors were Messrs. Ray Berry, Brett Berry and Craig Carlock. Mr. Brett Berry resigned from the Board on March 19, 2014, Mr. David Rea resigned from the Board on December 3, 2014, and Mr. Craig Carlock resigned from the Board on January 11, 2015. In March 2015, the Board amended the Company’s director compensation policy to provide that, effective as of the date of the Annual Meeting, non-employee directors (including non-independent members of the Board) will receive compensation for their service on the Board. Directors who are also employees of the Company will receive no compensation for their service as directors.

The Compensation Committee reviews the form and amount of director compensation and makes recommendations to the Board for its consideration and approval. In reviewing director compensation, the Compensation Committee considers recommendations of its outside compensation consultant, including benchmarking of the director compensation against the compensation paid to directors of the companies that are members of the Company’s compensation peer group for purposes of executive compensation, and recommends to the Board for its consideration such modifications as it deems appropriate. The compensation for the Company’s independent directors is as follows:

●	an annual cash retainer of $40,000, which shall be $65,000 effective as of the date of the Annual Meeting;
●

an additional annual cash retainer of (i) $15,000 to the lead independent director and the Chairs of the Audit Committee and the Compensation Committee, (ii) $5,000 to the Chair of the Nominating and Corporate Governance Committee, which shall be $10,000 effective as of the date of the Annual Meeting, and (iii), effective as of the same date, $15,000 to the Chairman of the Board (if not also an employee of the Company);

●	$1,000 in cash for in-person attendance at meetings and $500 in cash for telephonic attendance at meetings, for each Board or committee meeting in excess of six meetings per year, in each case, of the Board or the applicable committee, with the year being measured from an annual meeting of stockholders to the next annual meeting of stockholders; and
●	an annual equity grant of restricted shares of Common Stock in an amount approximately equal to $60,000 per annum, which shall be $90,000 of restricted stock units effective as of the date of the Annual Meeting. The restricted shares have been, and beginning with the Annual Meeting, the restricted stock units will be, granted at (i) the time of each annual meeting of stockholders for continuing or initially elected directors and (ii) the time of election, for directors elected to the Board following the annual meeting of stockholders. The restricted shares and restricted stock units vest at the earlier of one year from the date of grant and the next annual meeting of stockholders. The holders of the restricted shares are entitled to the rights of a stockholder in respect of such restricted shares, including the right to vote and receive dividends.

Director compensation is prorated for partial year service. In lieu of the annual Board and committee chair, non-executive chair and lead independent director cash retainers, directors may elect to receive deferred stock units (“DSUs”). Beginning with the grants of restricted stock units on the date of the Annual Meeting, directors may also elect to defer receipt of their annual equity grant of restricted stock units. In the event a director elects to receive DSUs, the DSUs will be distributed in shares of Common Stock, with the timing of distribution to be based on director elections in accordance with Internal Revenue Code Section 409A.

The following table shows the compensation paid to each independent director who served on the Board in fiscal 2014:

2014 Director Compensation Table

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)(1)	($)(2)(3)	($)
Jeffrey Naylor	59,000	60,000	119,000
Richard Noll	55,500	60,000	115,500
David Rea (3)	58,500	99,530	158,030
Bob Sasser	44,000	60,000	104,000
Steven Tanger	45,000	60,000	105,000
Jane Thompson	40,500	60,000	100,500
Michael Tucci	40,500	60,000	100,500
____________________

(1)	The amounts shown in this column represent the aggregate amounts of all fees earned or paid in cash for services as a director in fiscal 2014 as discussed above.
(2)	Represents the full grant date fair value of restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), subject to rounding as the actual number of shares of restricted stock issued was determined by dividing $60,000 by the closing price ($32.95) of the Common Stock on June 3, 2014 and rounding down to the next whole share. Generally, the full grant date fair value is the amount that the Company would expense in the financial statements over the award’s vesting schedule. The amount shown for Mr. Rea also includes the unrestricted award of shares of Common Stock referred to in footnote 3 below. For additional information regarding the assumptions made in calculating these amounts, see the notes to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2015. These amounts reflect the accounting expense and do not correspond to the actual value that will be recognized by the directors.

The following table shows the number of shares of restricted stock and DSUs held by each independent director as of January 25, 2015:

	Restricted	Deferred
	Stock	Stock Units
Name	(#)	(#)
Jeffrey Naylor	1,820	—
Richard Noll	1,820	—
Bob Sasser	1,820	815
Steven Tanger	1,820	—
Jane Thompson	1,820	—
Michael Tucci	1,820	815

(3)	On December 3, 2014, Mr. Rea resigned from the Board for personal reasons, and the Board awarded Mr. Rea 1,000 shares of Common Stock and accelerated the vesting of 1,820 restricted shares of Common Stock held by Mr. Rea. The award of shares of Common Stock and the accelerated vesting of restricted shares of Common Stock were granted in recognition of Mr. Rea’s service on the Board and its committees, including his service as Chair of the Compensation Committee and Chair of the Nominating and Corporate Governance Committee following the Company’s initial public offering as it transitioned from a private company to a controlled-public company to a public company with a majority independent Board. The closing price per share of the Common Stock on The NASDAQ Stock Market LLC on December 3, 2014 was $39.53.

Stock Ownership and Retention Guidelines. The Board has adopted Stock Ownership and Retention Guidelines for the Company’s independent directors. The Guidelines require each independent director to (i) own shares of Common Stock (excluding unvested equity awards, but including deferred stock units) having a market value equal to five times the annual cash retainer for service as a director or (ii) until clause (i) is met, retain 100% of the after-tax shares received upon vesting of shares of restricted stock or restricted stock units. The retention requirements are applicable to equity awards made after the Board’s adoption of the Stock Ownership and Retention Guidelines in March 2012.

Activities that May be Deemed Hedging or Pledging of Company Stock Prohibited. Directors are expressly prohibited from buying or selling puts, calls or other derivatives and are also prohibited from short-selling shares of Common Stock or pledging or margining shares of Common Stock.

Executive Officers

Set forth below is a list of names and ages of the Company’s executive officers indicating all positions and offices held by each such person and each person’s principal occupations or employment during the past five years. Each officer is elected annually by the Board.

Sean Crane. Mr. Crane, age 47, has served as Interim Chief Executive Officer and President of the Company since January 2015 and as Executive Vice President and Chief Operating Officer of the Company since January 2012. Mr. Crane also served as Interim Chief Financial Officer of the Company from December 2012 to June 2013. Prior to that, Mr. Crane served as Senior Vice President—Store Operations of the Company from 2006 until 2012 and as Senior Vice President—Real Estate and Development of the Company from 2005 until 2006. He joined the Company in 2000 and previously served as Controller, Director of Real Estate, Vice President—Real Estate and Vice President—Real Estate and Development. Prior to joining the Company, Mr. Crane held various management positions in accounting and finance with Grand Union, Neiman Marcus, Inc. and Office Depot, Inc. Mr. Crane is a Certified Public Accountant and received a Masters in Business Administration from the University of North Carolina at Chapel Hill and a B.B.A. in Accounting from Florida Atlantic University.

Jeffrey Ackerman. Mr. Ackerman, age 51, has served as Executive Vice President and Chief Financial Officer of the Company since June 2013. Previously, he served as Executive Vice President and Chief Financial Officer at Sealy Corporation, one of the largest bedding manufacturers in the world, from 2006 to 2013. From 1997 to 2006, Mr. Ackerman was Vice President, Finance with Dade Behring, Inc., a medical diagnostics company. From 1989 to 1997, he held a variety of finance roles at the Frito-Lay branded snack division of PepsiCo, Inc. Mr. Ackerman holds a Masters in Business Administration from the University of Texas at Austin and a B.S. in Industrial Management from Purdue University.

Matt Argano. Mr. Argano, age 42, has served as Senior Vice President—Human Resources of the Company since May 2012. Before joining the Company, Mr. Argano served as Global Vice President, Human Resources of Maidenform Brands, Inc., a global intimate apparel company. Mr. Argano also held positions with increasing responsibility at two retailers, The Children’s Place Retail Stores, Inc. and Bed Bath & Beyond Inc. Mr. Argano earned a Ph.D. in Organizational Leadership from Tennessee Temple University, a Master of Arts in Organizational Management from Beacon College & Graduate School, and a B.S. in H.R. Management from National University. He serves on the Application Advisory Board for the North Carolina Psychological Association.

Scott Duggan. Mr. Duggan, age 49, has served as Senior Vice President—General Counsel of the Company since September 2010. Prior to joining the Company, Mr. Duggan was a partner in the law firm of Goodwin Procter LLP where he practiced corporate law. He received a J.D. from Boston University School of Law and a B.S. in Business Administration from the University of Maine.

Marc Jones. Mr. Jones, age 43, has served as Senior Vice President—Chief Merchandising and Supply Chain Officer of the Company since July 2014. Previously, Mr. Jones served as Senior Vice President—Marketing and Merchandising of the Company from December 2009 until July 2014 and Vice President—Marketing and Merchandising of the Company from February to December 2009. He joined the Company in 2006 and previously served as Director of Merchandising (Non-Perishables) and Vice President—Marketing (Non-Perishables). Prior to joining the Company, Mr. Jones was a Vice President at Daymon Worldwide, a full-service global retail branding and sourcing company. He received a Masters in Business Administration from Harvard Business School and a B.A. in Spanish and a B.A. (Honours) in Political Studies from Queen’s University.

Randy Young. Mr. Young, age 57, has served as Senior Vice President—Real Estate and Development of the Company since September 2013. He previously served as Vice President, Real Estate at Advance Auto Parts, Inc., a leading retailer of automotive parts and accessories, from September 2006 to September 2013. Prior to joining Advance Auto Parts, Mr. Young was Managing Vice President of Site Acquisition and Development at Cedarwood Development, Inc. from 2004 to 2006, served as President of Real Estate at Clear Channel Entertainment from 1999 to 2003, and held a variety of real estate and construction roles at McDonald’s Corporation from 1985 to 1998. Mr. Young holds a J.D. from Capital University in Columbus, Ohio and a B.S. in Civil Engineering from Ohio Northern University.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides the Company’s stockholders with important information about the Company’s compensation philosophy and objectives and describes the material compensation decisions and elements for its named executive officers for fiscal 2014. This Compensation Discussion and Analysis should be read in conjunction with the compensation tables that follow. The Compensation Committee has the responsibility for establishing the Company’s compensation philosophy and assists the Board in discharging its responsibilities related to the compensation of all of the Company’s executive officers, including its named executive officers.

Non-GAAP Financial Performance Measures

The Company prepares financial statements and reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s compensation programs utilize non-GAAP financial performance measures including: operating income, on an excluded items basis; net income, on an excluded items basis; earnings per share (“EPS”), on an excluded items basis; and return on invested capital (“ROIC”), on an excluded items basis. All references to operating income, net income, EPS and ROIC in this Compensation Discussion and Analysis mean those financial performance measures calculated on an excluded items basis. Non-GAAP financial measures are not intended as substitutes for financial measures prepared in accordance with GAAP. Appendix A to this Proxy Statement describes the non-GAAP financial performance measures in more detail and includes a reconciliation of each non-GAAP financial measure to its most comparable GAAP financial measure.

Executive Summary

The Company’s core business continued to perform well in 2014 in an environment of increased competition and rising costs compared to prior years. Traditional grocers have continued to add specialty grocery offerings and specialty grocers continue to add locations. The Company’s management team remains focused on enhancing the Company’s distinct shopping experience, offering outstanding food quality and careful selection of new store locations. The focus and effort of the management team enabled the Company to drive consolidated and comparable store sales growth in 2014.

During 2014, the Company refined its real estate strategy to concentrate its unit growth resources in the eastern half of the United States and, subsequent to year-end, the Company decided to close its three remaining stores in California. The Company made this decision after considering expected future cash flows, the long-term strategic importance of individual stores and the anticipated timeline of store openings in California. This decision permits the Company to focus its resources on operating stores in its core markets and growing its store base in these and contiguous markets.

The Company opened 22 new stores, grew its top-line revenue to $1.753 billion (a 16% increase compared to fiscal 2013) and achieved an increase in comparable store sales of 2.9% during 2014. In addition to the growth in its top-line revenue and comparable store sales, during 2014, the Company:

●	Improved its gross profit by $79.3 million to $594.6 million;
●	Achieved a gross margin rate as a percentage of sales of 33.9%, nearly equivalent to the prior year’s rate notwithstanding increased cost inflation in some of its larger volume departments;
●	Generated operating income of $128.1 million;
●	Generated net income of $78.0 million or $1.61 per share on an adjusted and fully diluted basis;
●	Generated ROIC of 22.0%; and
●	Generated $143.0 million in cash flow from operations.

The Company’s pay practices are intended to reward executive officers when strong financial results are achieved and to hold management accountable when those results are not achieved.

●	The 2014 annual incentive compensation program required the Company to increase sales by 16.1% to $1.754 billion and operating income by 19.5% to $132.5 million for the named executive officers to earn their target annual incentive compensation. The program also included an ROIC modifier that reduces any formulaic bonus under the program by 20% in the event the Company’s ROIC fell below 20%.
●	The performance shares awarded in fiscal 2012 which were to be earned based upon the performance during the three fiscal years from fiscal 2012 – fiscal 2014 required the Company to generate cumulative EPS of $4.83 for the performance period, which represented a 21.7% EPS compound annual growth rate from fiscal 2011’s EPS in order to earn the number of performance shares awarded at target.

The Company’s overall financial results as described above evidenced its success in its core markets notwithstanding an increasingly competitive environment tempered by increased cost inflation in some of its larger volume departments and increased operating costs in newer markets that muted its overall results. Fiscal 2014 total sales were close to, but slightly below, the $1.754 billion total sales target contained in the 2014 annual incentive compensation program; operating income of $128.1 million was above the threshold, but fell short of the operating income target; and adjusted ROIC of 22% was above the ROIC modifier. Based on these results, the named executive officers earned 72.5% of their 2014 target annual incentive compensation. Moreover, the Company’s cumulative EPS for the three fiscal year period of fiscal 2012 – fiscal 2014 did not meet the target of $4.83, nor did it meet the threshold or “cut-in” amount of $4.50. Accordingly, no performance shares were earned for the three-year performance period from fiscal 2012 – fiscal 2014.

The Company continues to maintain pay practices that reward executive officers for driving performance and are aligned with stockholders’ interests:

●	Pay-at-Risk. 58% of the Chief Executive Officer’s and 51% of the other named executive officers’ (on average) fiscal 2014 annual target total direct compensation (defined as base salary plus target annual incentive compensation plus target long-term incentive compensation (grant date value at target)) was at risk through the Company’s pay-for-performance cash incentive program and equity-based awards, consisting of performance share units and stock options, linked to the Company’s financial performance and increases in stockholder value.
●	Pay-for-Performance. The Company’s 2014 annual incentive compensation program for its executive officers was linked entirely to the Company’s fiscal 2014 financial performance, and the amount of performance share units that may be earned is linked to the Company’s financial performance over a three-year period.
●	Awards Tied to Changes in Stockholder Value. The Company’s equity-based incentive program includes performance share units, options and restricted stock units, thus linking long-term executive compensation to stockholder value creation.
●	Stock Ownership Guidelines and Risk Mitigation. The Company’s Stock Ownership and Retention Guidelines require (i) the Chief Executive Officer to own shares of Common Stock having a value of at least six times his or her annual base salary, (ii) each of the Chief Operating Officer and the Chief Financial Officer to own shares of Common Stock having a value of at least three times his or her annual base salary, and (iii) all senior vice presidents to own shares of Common Stock having a value of at least two times their annual base salary. The Company’s Compensation Recoupment Policy applies to incentive compensation as described more fully below.
●	No Hedging or Pledging of Company Stock. The Company maintains anti-hedging and anti-pledging policies that apply to all directors, officers and employees as well as the members of the Board.
●	Double Trigger Change in Control Arrangement. The Company’s severance program includes a “double trigger” pursuant to which severance benefits are payable to the named executive officers and equity awards are accelerated following a change in control only upon involuntary termination of employment or termination by the executive officer for “good reason.” Equity-based awards have double trigger vesting provisions in the event of a change in control.

●	No Excise Tax Gross-Up. The Company’s severance program does not provide tax gross-ups on severance compensation, including in the event of a change in control.
●	Limited Perquisites. The Company maintains limited executive officer perquisites which are evaluated by the Compensation Committee periodically.

2014 Change in Company Leadership

On January 11, 2015, the Company terminated the employment of Craig Carlock as President and Chief Executive Officer without cause and appointed Sean Crane, the Company’s Executive Vice President and Chief Operating Officer, as Interim Chief Executive Officer and President. Prior to the date of the Company leadership change, the Compensation Committee had fully implemented the Company’s executive compensation program for the 2014 fiscal year. The preceding section and following sections of this Compensation Discussion and Analysis describe the Compensation Committee’s analysis and actions taken at the beginning of the 2014 fiscal year with respect to the fiscal 2014 executive compensation program while Mr. Carlock served as the Company’s President and Chief Executive Officer.

The Compensation Committee took the following executive compensation actions in January 2015 in connection with the leadership change:

●	Increased Mr. Crane’s annual base salary to $600,000 while he serves as Interim Chief Executive Officer and President and set his fiscal 2014 and 2015 annual incentive compensation target opportunity at 100% of his annual base salary for the period of time he serves as Interim Chief Executive Officer and President.
●	Adopted a key employee retention program pursuant to which the Company’s executive officers will earn a cash retention bonus on May 1, 2016 if the officer remains continuously employed by the Company through such date (or, if earlier, upon the involuntary termination of the officer’s employment without cause or the officer’s death or disability). The participating named executive officers and their respective retention bonus amounts are:

○	Mr. Crane	$460,000

○	Jeffrey Ackerman, Marc Jones, Randy Young and Scott Duggan	1 times their respective fiscal 2015 annual base salary

●	Entered into a Separation Agreement with Mr. Carlock in connection with the termination of his employment pursuant to which the Company will provide Mr. Carlock the following benefits:

○	continued payment of his annual base salary ($561,000) for a period of 24 months following the January 11, 2015 termination date;
○	a portion of the annual cash bonus (which had a target of 80% of his annual base salary), equal to what he would have earned under the Company’s annual incentive program for the 2014 fiscal year, pro-rated for the number of days employed;
○	continued medical and welfare benefits during the severance benefit period;
○	transfer to him of title to the Company vehicle he used; and
○	continued vesting of 62,173 Company stock options, 29,659 shares of Company restricted stock and 5,050 Company restricted stock units during the 24-month period commencing January 11, 2015 in accordance with the vesting schedules set forth in the award agreements for such equity and equity-based awards.
The continued payment of Mr. Carlock’s base salary and the continued vesting of his equity awards are subject to his compliance with the noncompetition, nondisclosure of Company confidential information and other restrictive covenants set forth in Mr. Carlock’s employment agreement with the Company.

The SEC rules require the named executive officers to be determined based on their status with the Company as of the last day of the fiscal year. Due to the Company leadership change shortly before the end of fiscal 2014, the Company’s named executive officers included in the compensation tables that follow this Compensation Discussion and Analysis are:

Sean Crane	—	Interim Chief Executive Officer and President effective January 11, 2015 and Executive Vice President and Chief Operating Officer
Jeffrey Ackerman	—	Executive Vice President and Chief Financial Officer
Marc Jones	—	Senior Vice President—Chief Merchandising and Supply Chain Officer
Randy Young	—	Senior Vice President—Real Estate and Development
Scott Duggan	—	Senior Vice President—General Counsel
Craig Carlock	—	Former Chief Executive Officer and President through January 11, 2015

Executive Compensation Philosophy and Objectives

The Compensation Committee believes that executive compensation arrangements should incorporate an appropriate balance of fixed and variable compensation—as well as cash-based and equity-based compensation—and reward performance that is measured against established goals that have been set after considering the Company’s short-term and long-term business plan and objectives and the competitive and economic environment in which the Company operates. The Compensation Committee has established a compensation philosophy and objectives that focus on:

●	Achieving strong, consistent business performance;
●	Aligning executive officers’ interests with those of stockholders;
●	Attracting and retaining valuable employees; and
●	Fostering teamwork and cohesion.

As the Company implements its compensation philosophy and pursues its objectives, the Compensation Committee considers various factors including (i) the Company’s past and projected performance, (ii) affordability, or the impact of the Company’s compensation programs on its projected financial performance, (iii) executive officers’ experience, performance, job responsibilities and duties, (iv) external data, including compensation data for a peer group of companies as described below, (v) input from the Chief Executive Officer (other than for himself or herself), and (vi) other factors such as the ability to attract and retain executive officers in an intensely competitive environment for senior management talent.

Say-on-Pay Feedback from Stockholders

The Company has submitted its executive compensation program to an advisory vote of its stockholders at each annual meeting of stockholders in 2012 through 2014, and each time the Company received the support of more than 98% of the total votes cast on the proposal. The Compensation Committee reviews the result of each advisory vote and considers this feedback when it considers executive officers’ compensation for the current fiscal year. The Company expects the Compensation Committee to continue this practice when it considers fiscal 2015 compensation for executive officers.

Elements of the Company’s Executive Compensation Program

The following table summarizes the key elements of the Company’s executive compensation program:

Compensation Element	Objective	Form and Type of Compensation
Base Salary	To provide a minimum, fixed level of cash compensation for executive officers	Annual cash compensation; not at risk

Annual Incentive Compensation	To encourage and reward executive officers for achieving annual performance goals	Annual performance compensation; entirely at risk

Equity-Based Compensation	To motivate and retain executive officers and align their interests with stockholders’ interests through:

	● Performance share unit awards earned based on long-term, cumulative financial goals, stock price performance and continued service	Long-term performance compensation; entirely at risk

	● Stock options that vest based on continued service and deliver value only if share price increases after the grant date	Long-term stock appreciation-based compensation; time-based vesting, but value is at risk to extent stock price does not appreciate

	● Restricted stock units that deliver value only if the executive officer remains employed by the Company during the vesting period	Long-term, time-based vesting which advances the Company’s goals of retaining talented executive officers and increasingly aligning their interests, through stock-based equity compensation, with those of stockholders

Executive Compensation Process

Role of the Board and the Compensation Committee

The Compensation Committee determines and approves the named executive officers’ compensation. The Compensation Committee’s approval of the Chief Executive Officer’s compensation is subject to ratification by the non-management members of the Board. Neither the Board nor the Compensation Committee delegated any authority with respect to the compensation of any executive officer for fiscal 2014 to any member of management or any third party.

The Compensation Committee determines each named executive officer’s compensation taking into consideration the factors outlined above, including such executive officer’s performance and the affordability and the financial impact on the Company of the compensation programs. The Compensation Committee also considered objective data, analysis and advice provided by Frederic W. Cook & Co., Inc., the Compensation Committee’s independent compensation consultant (“Cook & Co.”), input provided by the Chief Executive Officer, except with respect to his own compensation, and historical information provided by management (see “Executive Compensation Philosophy and Objectives” on page 23 and “—Role of Executive Officers in Compensation Decisions” below).

Role of Executive Officers in Compensation Decisions

The Compensation Committee utilizes historical data regarding each named executive officer’s compensation compiled by management. The historical data is provided to the Compensation Committee in the form of “tally sheets” that set forth each element of compensation for the preceding three years, estimated payouts upon termination of employment, including in connection with a change in control, and information regarding equity ownership, including whether the executive officer satisfies the Company’s Stock Ownership and Retention Guidelines. The input provided by the Chief Executive Officer with respect to the other named executive officers includes his annual performance review of each other named executive officer.

Compensation Peer Group

Because there are a limited number of publicly traded specialty retailers that are truly comparable to the Company, the Compensation Committee, with Cook & Co.’s assistance, considered factors in establishing the Company’s peer group such as whether the proposed peer group company is a high-growth retailer, has a food-based focus, is of a comparable size, is a multi-unit operator and has similar types of investors.

In preparing for its fiscal 2014 compensation decisions, the Compensation Committee evaluated the existing peer group companies and removed Citi Trends, Inc. from the peer group because it no longer fit the criteria established for peer group companies. The following companies were added to the peer group: (i) The Cheesecake Factory Incorporated, a sit-down casual restaurant with restaurants throughout the United States and a growing international base of stores; (ii) The Finish Line, Inc., a mall-based specialty retailer focusing on the athletic shoe and attire retail business; and (iii) PriceSmart, Inc., a high-growth operator of US-style membership warehouse clubs in Latin America and the Caribbean that was included as a Company peer by a proxy advisory firm.

The Company believes that the peer group listed below of 17 companies includes companies that are the types of companies that compete with it for talent, real estate locations and respective shares of consumers’ discretionary spending, investor interest and investment dollars. The Company’s revenues were between the 25th percentile and the median of the peer companies and its market capitalization was between the median and 75th percentile of the peer companies at the time the analysis was conducted in May 2013.

Company	High-Growth Specialty Retailer	Food Retailers	Fast Casual/Sit- Down Casual Restaurant
BJ’s Restaurants, Inc.			✓
Buffalo Wild Wings, Inc.			✓
The Cheesecake Factory Incorporated			✓
DSW Inc.	✓
The Finish Line, Inc.	✓
Harris Teeter Supermarkets, Inc.*		✓
Hibbett Sports, Inc.	✓
lululemon athletica inc.	✓
Panera Bread Company			✓
PriceSmart, Inc.	✓
Red Robin Gourmet Burgers, Inc.			✓
Texas Roadhouse, Inc.			✓
Ulta Salon, Cosmetics & Fragrance, Inc.	✓
Village Super Market, Inc.		✓
Vitamin Shoppe, Inc.	✓
Weis Markets, Inc.		✓
Whole Foods Market, Inc.		✓
____________________

*	Harris Teeter Supermarkets, Inc. was acquired by The Kroger Co. on January 28, 2014.

	Revenues	Market Cap
	(in millions)	(in millions)	Employees
Summary	($)*	($)*	(#)*
75th Percentile	2,301	3,317	25,500
Median	1,470	1,843	16,430
25th Percentile	1,094	1,212	7,400
____________________

*	S&P Research Insight. Reflects (i) Revenues for most recent four quarters reported as of June 2013, (ii) Market Cap as of June 30, 2013 and (iii) Employees as of most recently reported fiscal year-end as of June 2013.

The Company expects that periodically the Compensation Committee will evaluate and, as appropriate, update the peer group as the Company continues to evolve, new companies enter the marketplace and existing peer group companies are acquired or otherwise change.

Executive Compensation Benchmarking

To achieve the objectives outlined above, the Compensation Committee believes that, over time, the annual target total direct compensation for the executive officers should be set at approximately the median range of similarly situated executive officers at the compensation peer group companies. The Compensation Committee expects over time to achieve its goal of target total direct compensation in the median range of the Company’s compensation peer group through a combination of (i) at or below median target total annual compensation (defined as base salary plus target annual incentive compensation) and (ii) at or above median annual target long-term incentive compensation. The Compensation Committee weighted target total annual compensation, which consists of short-term, cash-based elements, below the median and annual target long-term incentive compensation, which consists of long-term, equity-based elements, above the median because heavier weighting of longer-term, equity-based compensation supports the Company’s accountability and retention objectives as the Company continues to build and refine the equity-based compensation program that was established at the time of its initial public offering.

The Compensation Committee recognizes that actual positioning of targeted compensation for an executive officer may be above or below the median based on many factors, including the executive’s skill set, experience, performance and responsibilities and may take some time to move to that positioning. In addition, executive officers who are hired from outside may receive compensation that is higher or lower than existing executive officers when comparing each executive officer’s compensation to the median range of similarly situated executive officers at the compensation peer group companies. The Compensation Committee periodically evaluates the manner, weighting and structure of the Company’s compensation programs as the Committee continues to aim for the executive officers’ annual target total direct compensation to be at the median range of similarly situated executive officers at the compensation peer group companies.

While the benchmarking conducted for fiscal 2014 indicated that increases were necessary to bring targeted compensation within the median range, the Compensation Committee, after considering management’s input with respect to the Company’s expected performance and the affordability of the compensation programs, decided not to make the increases necessary to achieve the median range for the named executive officers. Instead, the Compensation Committee elected to (i) provide base salary increases in accordance with the Company’s salary budget for named executive officers other than the Chief Executive Officer and (ii) increase the performance-linked compensation opportunity for two named executive officers to narrow the gap between the executives’ target compensation and the market median range.

Setting Executive Compensation

Based on the compensation philosophy and objectives described above, the Compensation Committee has structured the Company’s executive compensation program primarily to motivate executive officers to achieve the business goals established by the Company and reward executive officers for meeting and exceeding these business goals. For fiscal 2014, the Company observed the following procedures and processes with respect to setting compensation for executive officers, which the Company defines for these purposes as Senior Vice Presidents, Executive Vice Presidents (includes the Chief Operating Officer and Chief Financial Officer) and President and Chief Executive Officer:

●	The Compensation Committee, with the assistance of Cook & Co., reviewed and updated the compensation peer group in advance of considering fiscal 2014 compensation.
●	Cook & Co. benchmarked the fiscal 2013 compensation of the Company’s executive officers against the 2012 compensation (aged to 2013 at a 3% annual rate) of similarly situated executive officers of the compensation peer group. The analysis indicated that the named executive officers’ target total direct compensation levels were below the median of peer group practice.
●	The Compensation Committee, with the assistance of Cook & Co., established a framework for the fiscal 2014 compensation program for executive officers that was consistent with the fiscal 2013 and fiscal 2012 compensation programs with adjustments for certain named executive officers as described below.

●	The Compensation Committee conducted the annual performance review for compensation purposes for each of the executive officers and considered, in the case of the executive officers other than the Chief Executive Officer, the annual performance review conducted by the Chief Executive Officer.
●	The Compensation Committee considered the affordability, or the financial impact, of the Company’s executive compensation program and proposed changes in compensation on the Company’s future financial performance, including the fiscal year within which the compensation decisions were made. While the benchmarking indicated that increases in compensation were appropriate for alignment with the Company’s median targeted competitive position for the executive officers, due to the affordability considerations of the Company’s compensation philosophy, the Compensation Committee, after considering management’s input with respect to the Company’s expected performance, decided to limit meaningful changes in executive officer compensation for fiscal 2014. For example, no change was made in the Chief Executive Officer’s compensation for fiscal 2014 and base salary increases for all executive officers were capped at 2%.
●	The Compensation Committee considered the results of the say-on-pay advisory vote, the performance reviews described above, historical compensation information set forth in the tally sheets described above, management’s fiscal 2014 annual plan, the investment community’s expectations for the Company’s future financial performance through external analyst estimates thereof, and the 2% Company-wide target for increases in base salaries. The Compensation Committee, after considering the matters described above:

○	established the financial performance goals for the annual incentive compensation program and the long-term incentive compensation program, as well as the minimum, target and maximum levels of performance for financial performance goals in these programs;
○	established and approved, for each executive officer:
—	a 2% increase in base salary (other than for the Chief Executive Officer, whose base salary did not increase) in order to align the executive officers’ increases for fiscal 2014 with the Company-wide target for increases for other salaried employees, which fosters company cohesion;
—	the percentage of base salary to be used for the annual incentive compensation target, which did not change from those set for fiscal 2013 except for the Chief Operating Officer’s and the Chief Financial Officer’s percentages which were increased after considering the meaningful difference between their fiscal 2013 target annual incentive compensation and the target annual incentive compensation suggested by the benchmarking; and
—	an annual long-term incentive compensation grant date value (at target), the amount of which did not change from that set for fiscal 2013 except for the Chief Operating Officer’s annual long-term incentive compensation grant date value (at target) which was increased after considering the meaningful difference between his fiscal 2013 annual long-term incentive compensation (at target) and the long-term incentive compensation opportunity suggested by the benchmarking;
○	approved the foregoing, in the case of the Chief Executive Officer, subject to ratification by the Board excluding any members of management thereon.
●	After fiscal 2014, the Compensation Committee considered the Company’s financial performance to determine the payouts under the annual incentive compensation program and whether the 2012 performance shares were earned.

Fiscal 2014 Compensation

The Company’s fiscal 2014 compensation was comprised of base salary, annual incentive compensation and long-term equity incentive compensation, consisting of stock options, performance share unit awards and restricted stock unit awards. Fifty-eight percent of the Chief Executive Officer’s and 51% of the other named executive officers’ (on average) annual target total direct compensation is at risk through pay-for-performance cash incentive programs and long-term equity awards, consisting of options and performance share units, linked to the Company’s financial performance and increases in stockholder value. The following charts summarize the proportion of each of the direct annual compensation elements (base salary, annual incentive compensation, stock options, performance share unit awards and annual restricted stock unit awards) provided to the Chief Executive Officer and the other named executive officers (on average) for fiscal 2014. The cash incentive and long-term equity awards included in the following charts are the target date amounts.

Base Salary

In general, the base salary established for each of the named executive officers is intended to reflect each individual’s responsibilities, experience, historical performance and other discretionary factors deemed relevant by the Compensation Committee. Base salary is also designed to provide executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in the Company’s operating performance.

Base salaries are reviewed at least annually by the Compensation Committee, and may be adjusted from time to time based on the results of this review. Approved salaries for the named executive officers for 2014 are shown below.

	Fiscal 2013	Fiscal 2014
	Base Salary	Base Salary
Name and Position	($)	($)	% Change
Sean Crane
Interim Chief Executive Officer and President	387,600	395,500	2%
Jeffrey Ackerman
Executive Vice President and Chief Financial Officer	400,000	408,000	2%
Marc Jones
Senior Vice President—Chief Merchandising and
Supply Chain Officer	280,500	286,250	2%
Randy Young
Senior Vice President—Real Estate and Development	275,000	280,500	2%
Scott Duggan
Senior Vice President—General Counsel	249,900	255,000	2%
Craig Carlock
Former Chief Executive Officer and President	561,000	561,000	—

Annual Incentive Compensation

Annual incentive compensation is intended to reward executive officers for achieving and exceeding overall Company financial goals during the fiscal year and, as such, is expected to vary from year to year. The Company believes that establishing annual incentive opportunities is an important factor in both attracting and retaining the services of qualified and highly skilled executive officers and in motivating executive officers to achieve and exceed the Company’s annual objectives.

For fiscal 2014, the Company established the target annual incentive compensation levels for each of the executive officers as a percentage of his base salary. The table below sets forth the target annual incentive compensation levels, as a percentage of each named executive officer’s base salary for fiscal 2014:

Fiscal 2014 Target Annual
Incentive Compensation as
Name and Position	a % of Base Salary
Sean Crane
Interim Chief Executive Officer and President	65%*
Jeffrey Ackerman
Executive Vice President and Chief Financial Officer	65%*
Marc Jones
Senior Vice President—Chief Merchandising and Supply Chain Officer	50%
Randy Young
Senior Vice President—Real Estate and Development	50%
Scott Duggan
Senior Vice President—General Counsel	50%
Craig Carlock
Former Chief Executive Officer and President	80%
____________________

*	Represents an increase from the 50% of base salary target used for fiscal 2013 after consideration of the compensation benchmarking. Mr. Crane’s target annual incentive was increased to 100% for the period of time he serves as Interim Chief Executive Officer and President. See “2014 Change in Company Leadership” beginning on page 22 and “Executive Compensation Process—Executive Compensation Benchmarking” on page 26.

The named executive officers’ annual incentive compensation is awarded under The Fresh Market, Inc. 2010 Omnibus Incentive Compensation Plan (the “Omnibus Plan”). For fiscal 2014, the Company’s annual incentive compensation program:

●	used performance criteria specified in the Omnibus Plan;
●	was subject to the Omnibus Plan’s $4 million limit on performance-based compensation, as well as a maximum annual incentive compensation award for each executive officer based upon a percentage of operating income (Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents limited to a maximum of 1.25%, 0.75% and 0.50% of operating income, respectively), which was subject to adjustment downwards based upon the relative achievement of the financial performance goals described below; and
●	was designed for executive officers at the level of Senior Vice President and above.

Under the program for fiscal 2014, the entire annual incentive compensation was based upon the achievement of Company financial performance, although the Compensation Committee could exercise negative discretion to reduce the amount of the annual incentive calculated based upon the Company’s financial performance that an executive officer would otherwise be entitled to receive.

During the first quarter of fiscal 2014, the Compensation Committee established the Company financial performance goals—specifically, increases in total sales and operating income for fiscal 2014—and a range of potential payouts resulting from the achievement of each financial performance goal. The Company believes that total sales and operating income are appropriate financial measures of the current performance of its business and put in place incentives to grow both the Company’s top line and its operating income, which measures the success of its core business. In addition to the financial performance metrics described above, the total amount of any annual incentive compensation earned by executive officers will be reduced by 20% in the event the Company’s ROIC for the fiscal year is below 20%. The ROIC modifier ensures that the Company grows total sales and operating income through the prudent use of Company capital.

The Compensation Committee determined that total sales and operating income should each be weighted heavily in determining annual incentive compensation levels as they measure absolute growth, in terms of revenue, and profitable growth, respectively; although operating income was more heavily weighted given its measure of the success of the core business as it grows. Actual payouts under the program may range from 0% of the target level for performance below a minimum threshold, to a maximum of 170% of the target level for achieving or exceeding the maximum performance level. The following table provides a breakdown of the financial performance goal components for fiscal 2014, including the relative weight of such goals, and the thresholds necessary for an executive officer to receive a payout of his or her annual incentive compensation, with amounts payable in between the specific percentage points listed in the table determined using straight-line interpolation. No payouts are made if (i) the Company does not achieve positive operating income, or (ii) the Company’s performance does not reach the levels needed to achieve 30% of target bonus.

		Performance Needed	Performance Needed	Performance Needed
		to Achieve	to Achieve	to Achieve
Financial Performance Measure	Weight	30% of Target Bonus	100% of Target Bonus	170% of Target Bonus
Total Sales	35%	$1.723 billion	$1.754 billion	$1.786 billion
% increase from fiscal 2013		14.0%	16.1%	18.1%
% of Target Performance		98.2%	100.0%	101.8%
Operating Income*	65%	$124.9 million	$132.5 million	$140.0 million
% increase from fiscal 2013		12.7%	19.5%	26.2%
% of Target Performance		94.3%	100.0%	105.7%

In addition, ROIC must equal or exceed 20% or the amount of annual incentive compensation calculated based upon total sales and operating income would be reduced by 20%.
____________________

*	See Appendix A for explanation of non-GAAP terms and reconciliations of non-GAAP financial measures to their most comparable GAAP financial measure.

In March 2015, the Compensation Committee considered the Company’s financial results and reviewed its performance relative to the total sales and operating income financial performance goals, as well as relative to the ROIC modifier, in order to determine the amount of annual incentive compensation, if any, payable to the executive officers. Fiscal 2014 operating income determined in accordance with GAAP was adjusted to exclude charges for impairment of real estate assets and net store closures. When setting the performance goals in the first quarter of fiscal 2014, the Committee determined that these charges do not represent the Company’s core operating business. Operating income also excludes $2.077 million (pre-tax) of severance and related costs incurred in the fourth quarter of fiscal 2014 in connection with the Company’s leadership change. The Compensation Committee concluded the severance and related costs were one-time, non-recurring items that were not anticipated when the 2014 performance goals were adopted and should not be considered for purposes of measuring Company performance and determining the 2014 annual incentive awards.

The Compensation Committee determined that each of total sales and operating income were between threshold and target and that the ROIC modifier was not implicated, which resulted in an aggregate payout of 72.5% of each executive officer’s target annual incentive compensation under the annual incentive compensation program for fiscal 2014.

Financial				% of Target
Performance Metric	Weight	Target	Actual	Payout
Total Sales	35%	$1.754 billion	$1.753 billion	97.5%
Operating Income*	65%	$132.5 million	$128.1 million	59.0%
Total payout				72.5%
Return on Invested Capital*			ROIC = 22.0%	ROIC
				modification
				not applicable
____________________

*	See Appendix A for explanation of non-GAAP terms and reconciliations of non-GAAP financial measures to their most comparable GAAP financial measure.

Long-Term Incentive Compensation

The Company may grant various long-term incentive awards to employees under the Omnibus Plan. The Company believes that equity awards are an important component of its executive compensation program and that providing a significant portion of executive officers’ total compensation opportunity in equity-based compensation helps drive the achievement of the Company’s long-term performance goals and aligns the incentives of executive officers with the interests of stockholders.

Fiscal 2014 Long-Term Incentive Compensation

In March 2014, each executive officer was granted stock options, restricted stock units and performance share units based upon his position with the Company and his relevant prior performance. For fiscal 2014, the Compensation Committee awarded the same annual target long-term incentive compensation (grant date value at target) to each executive officer as was awarded in fiscal 2013, except for the Chief Operating Officer whose fiscal 2014 annual target long-term incentive compensation (grant date value at target) was increased following consideration of the benchmarking conducted against similarly situated executive officers at the compensation peer group companies. For fiscal 2014, stock options, restricted stock units and performance share units represented 40%, 30% and 30%, respectively, of the grant date value at target provided to executive officers. This portfolio of awards provides balanced long-term incentive compensation that is focused on stock price appreciation, achievement of longer-term operating goals and encourages continued service to the Company.

The table below sets forth, for each named executive officer:

●	the total grant date value (at target) awarded; and
●	the portion of the total grant date value (at target) allocable to stock options, performance share units and restricted stock units.

	Annual Equity Awards under
	Long-Term Incentive Compensation Program
				Equity Awards
		Performance		under Annual
		Share Units —	Restricted	Program —
	Stock Options —	Grant Date	Stock Units —	Total Grant
	Grant Date	Value at	Grant Date	Date Value at
	Value	Target	Value	Target
Name and Position	($)	($)	($)	($)
Sean Crane
Interim Chief Executive Officer and
President	216,000	162,000	162,000	540,000
Jeffrey Ackerman
Executive Vice President and
Chief Financial Officer	168,000	126,000	126,000	420,000
Marc Jones
Senior Vice President—Chief Merchandising
and Supply Chain Officer	150,000	112,500	112,500	375,000
Randy Young
Senior Vice President—Real Estate and
Development	120,000	90,000	90,000	300,000
Scott Duggan
Senior Vice President—General Counsel	150,000	112,500	112,500	375,000
Craig Carlock
Former Chief Executive Officer and
President	440,000	330,000	330,000	1,100,000

Terms and Provisions of Equity-Based Awards

Stock Options. The stock option grants vest in four equal installments beginning on the first anniversary of the date of grant to support retention objectives and to compensate executive officers for their contribution over the long-term in the event the Company’s share price appreciates. The options have a term of 10 years and are granted with an exercise price equal to the closing price of the Common Stock on the date of grant. The number of options granted to each executive officer is determined by dividing the grant date value by the Black-Scholes value per share of Common Stock as of the grant date. See the Grants of Plan-Based Awards table for 2014 on page 38 for additional detail about the stock options granted to the named executive officers.

Performance Share Unit Awards. The performance period for the fiscal 2014 performance share unit awards consists of three fiscal years, fiscal 2014 through fiscal 2016. The performance share unit awards granted in fiscal 2014 will vest at the end of fiscal 2016 subject to achievement of a cumulative EPS financial performance goal established in the first quarter of fiscal 2014. The Compensation Committee selected cumulative EPS as the performance measure because EPS has a strong correlation to the value of the Company’s Common Stock. After fiscal 2016, the Compensation Committee will determine whether the cumulative EPS financial performance goal has been satisfied, and if satisfied, to what extent.

The Compensation Committee determined and approved, and, in the case of the Chief Executive Officer, the Board, excluding any member of management thereon, ratified the target grant date value allocable to the performance share unit award for each executive officer. This amount was then divided by the closing price of a share of Common Stock on the grant date to determine the number of performance share units that could be received if the target financial performance goal was met. In the event the target cumulative EPS financial performance goal is met, 100% of the performance share units will vest, with 30% and 170% of the target performance share units vesting if the minimum and maximum cumulative EPS financial performance goals, respectively, are met. If the minimum cumulative EPS performance goal is not met, no performance share units will vest. Cumulative EPS between the minimum performance level and the target performance level and between the target performance level and the maximum performance level will result in performance share units vesting on a proportional basis. See the Grants of Plan-Based Awards table for 2014 on page 38 for additional detail about the performance share units awarded to the named executive officers.

Restricted Stock Units. The restricted stock units granted as a part of the Company’s annual long-term incentive compensation program vest in four equal annual installments beginning on the first anniversary of the date of grant and are intended to support the Company’s retention objective, compensate executive officers for their contribution over the long-term and discourage excessive risk taking as the executive officer has Common Stock ownership interests that are aligned with stockholders. Upon vesting, each restricted stock unit converts into one share of Common Stock and assists the executive officers in satisfying the Stock Ownership Guidelines as the executive officers receive actual shares upon vesting, a significant portion of which must be held if the executive officer has not satisfied the Stock Ownership Guidelines. The number of restricted stock units awarded to each executive officer is determined by dividing the grant date value by the closing price per share of Common Stock as of the grant date. See the Grants of Plan-Based Awards table for 2014 on page 38 for additional detail about the restricted stock units awarded to the named executive officers.

Completion of Fiscal 2012 – Fiscal 2014 Performance Period

Performance share awards for the fiscal 2012 – fiscal 2014 performance period were granted in the first quarter of fiscal 2012, with individual target opportunities and a company-wide performance goal consisting of cumulative EPS for fiscal 2012 - fiscal 2014. The table below sets forth the financial performance goal and the percentage of target shares earned at different levels of financial performance. The number of performance shares earned for financial performance between the minimum and target and between the target and maximum levels of achievement is determined by linear interpolation.

	Performance Needed	Performance Needed	Performance Needed
	to Earn 50% of	to Earn 100% of	to Earn 150% of
	Target Number of	Target Number of	Target Number of
Financial Performance Measure	Performance Shares	Performance Shares	Performance Shares
Cumulative EPS for fiscal 2012 –
fiscal 2014	$4.50	$4.83	$5.36
Implied compound annual
growth rate compared to EPS for
fiscal 2011	17.6%	21.7%	27.7%

After the end of fiscal 2014, actual cumulative EPS was measured against the cumulative EPS financial performance goal’s threshold, target and maximum. The Company’s actual cumulative EPS for the fiscal 2012 – fiscal 2014 performance period was below the cumulative EPS threshold amount of $4.50. Accordingly, the named executive officers did not earn any performance shares for the fiscal 2012 – fiscal 2104 performance period and the performance shares were canceled.

Benefits, Perquisites and Tax Gross-Ups

The Company offers eligible employees group health, life, accident and disability insurance. In addition, all employees and their spouses or domestic partners are entitled to a discount on purchases at the Company’s stores. The Company also offers the Deferred Compensation Plan which permits certain employees, including named executive officers who elect to participate, to defer up to 80% of base salary and 100% of any annual incentive compensation on a pre-tax basis. Deferred amounts may be invested notionally in a variety of funds. The Company makes matching credits to the named executive officers’ individual accounts to compensate for Company contributions that would have been made to the named executive officers’ individual 401(k) plan accounts had the named executive officers not participated in the Deferred Compensation Plan. The Deferred Compensation Plan also permits the Company to make additional, discretionary contributions. Deferred amounts will be distributed at times elected by the participant during service or upon termination of employment, subject to the terms and conditions of the Deferred Compensation Plan.

For fiscal 2014, the perquisites offered to executive officers included access to corporate automobiles for both business and personal use and a company credit card to pay for gas and vehicle maintenance. The Company paid all expenses associated with the corporate automobiles and any personal use of the corporate automobile constituted a taxable benefit to the named executive officer. The Company provided this perquisite because its employees, including the named executive officers, are required to travel to promote the Company’s business, monitor store operations and evaluate proposed new store locations. The Company also provided supplemental long-term disability insurance and reimbursement of relocation expenses. Any reimbursement of relocation expenses is made on a tax grossed-up basis which is intended to keep the recipient whole when out-of-pocket relocation expenses are reimbursed and not to deliver additional compensation.

The Compensation Committee periodically evaluates the perquisites offered to executive officers.

Other Compensation-Related Matters

Stock Ownership and Retention Guidelines

Executive officers are subject to the Company’s Stock Ownership and Retention Guidelines. The Guidelines provide that executive officers of the Company are expected, over time, to acquire and hold shares of Common Stock equal in value to at least a multiple of their base salaries, as follows:

Chief Executive Officer	6X base salary
Chief Operating Officer	3X base salary
Chief Financial Officer	3X base salary
SVPs	2X base salary

Executive officers are not required to purchase stock to meet this requirement; however, until they satisfy the ownership requirement, each executive officer will be required to retain a percentage (Chief Executive Officer—75% and other executive officers—50%) of the shares of Common Stock received (as applicable) upon lapse of restrictions on restricted stock, settlement of restricted stock units, vesting of performance shares and units, and exercise of stock options (net of any shares of Common Stock utilized to pay for the exercise price of the option and tax withholding). The retention requirements are applicable to equity awards made after adoption of the Stock Ownership and Retention Guidelines in March 2012, and all executive officers have complied with the retention requirements of the Guidelines.

All of the executive officers either satisfy the ownership requirements of the Stock Ownership and Retention Guidelines or are making progress towards satisfying the ownership requirements. Executive officers who have not yet satisfied the ownership requirement will remain subject to the Retention Guidelines until the ownership requirement is satisfied.

Activities that May be Deemed Hedging or Pledging of Company Stock Prohibited

Executive officers are expressly prohibited from buying or selling puts, calls or other derivatives and are also prohibited from short-selling shares of Common Stock or pledging or margining shares of Common Stock.

Recoupment Policy

The Recoupment Policy requires that, in the event of a restatement of the Company’s financial statements due to material non-compliance with U.S. securities laws, rules or regulations: (i) all employees holding the title of Vice President or above will reimburse the Company for all performance-based compensation received and all gains realized on the exercise, settlement or sale of performance-based equity awards by such employees; and (ii) all outstanding performance-based equity awards (whether vested or unvested) held by such employees will be canceled. The foregoing applies, however, only to the extent that such compensation or awards exceed those that would have been received or vested if the restated financial results had been used to determine whether such awards should have been received or vested. The members of the Board who have been determined by the Board to be independent under the NASDAQ rules are responsible for enforcing the Recoupment Policy and may, to the extent not prohibited by applicable law, exercise discretion as to the enforcement of such Policy.

Rule 10b5-1 Plan Policy

The federal securities laws permit a person to enter into a Rule 10b5-1 plan that provides for pre-arranged trading in a company’s securities provided that the person entering into the Rule 10b5-1 plan is not in possession of material, non-public information. The Company’s Insider Trading Policy permits an insider, which includes an executive officer, to enter into a Rule 10b5-1 plan provided that the plan is entered into during an open trading window under the Company’s Insider Trading Policy and the person is not aware of any material, non-public information at the time of entering into or amending the plan and the plan is reviewed as required by the Insider Trading Policy. The Rule 10b5-1 plan policy provides that (i) a plan may only be amended or terminated (in whole or in part) during an open trading window under the Company’s Insider Trading Policy; (ii) an insider may have only one Rule 10b5-1 plan in place at any given time; (iii) the plan must have a “cooling off period” (no trades for a certain amount of time following adoption); and (iv) the Audit Committee must be informed of any early termination of an executive officer’s Rule 10b5-1 plan.

Equity Grant Practices

The Company’s equity grant practices currently contemplate that equity awards may be made in connection with three different occasions:

●	the annual equity grant;
●	at the time of hiring; and
●	in connection with a promotion or relocation or in recognition of exemplary service.

Annual Equity Grants. The Company’s annual equity grants are expected to occur early in each fiscal year. The annual equity grants will be approved by the Compensation Committee and will be ratified, in the case of the Chief Executive Officer, by the Board (excluding any member of management). The grant date will be the date of approval of the grant, or a fixed later date.

New Hires. Any grants made at the time of hiring need to be approved by the Board or the Compensation Committee, depending on the new employee’s position, and typically grant date values are approved rather than actual share numbers, although the Compensation Committee, as permitted by the Omnibus Plan, has delegated to the Chief Executive Officer, the ability to grant awards to new hires below the Vice President level, subject to a maximum grant date value. The grant date will typically be the approval date if the approval occurs after the employee’s first day, or the employee’s first day, unless, in each case, that day occurs during a blackout period under the Company’s Insider Trading Policy, in which case, the grant date will be the day following two full days of trading after the blackout period ends. The number and exercise price of options and the number of RSUs, restricted shares and performance share units, if applicable, are determined in the same manner as described above under “—Annual Equity Grants.”

Promotions, Relocations and in Recognition of Exemplary Service. From time to time, the Company may grant equity awards to employees in connection with promotions, relocations and in recognition of exemplary service. Either the Board or the Compensation Committee would typically need to approve any such grant, although the Compensation Committee, as permitted by the Omnibus Plan, has delegated to the Chief Executive Officer, the ability to grant equity awards, subject to a maximum grant date value, in connection with promotions, relocations and in recognition of exemplary service, but only for employees below Vice President.

General Matters with Respect to Equity Grants. The Company has structured its plans, programs and policies in order to incentivize, reward and retain employees, but it will not do any of the following:

●	Dating of Equity Awards including Options—No Backdating. Equity awards, including options, must be approved by the Board, the Compensation Committee or, in the case of the limited delegated authority for employees below Vice President, the Chief Executive Officer, prior to the award being made; in no event may the grant date precede the required approval.
●	Below Market Exercise Prices for Options. Options must carry an exercise price at least equal to the closing price of a share of Common Stock on the grant date.
●	Repricing of Options. The Company may not reprice any options or replace underwater options with other stock- or cash-based awards without stockholder approval.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a public company of compensation in excess of $1 million paid to certain of its most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. Performance-based incentive compensation awarded by the Company under the provisions of the Omnibus Plan should be eligible for exclusion from the $1 million limit. The Compensation Committee considers the impact of Section 162(m) of the Internal Revenue Code in structuring executive officers’ compensation programs in the context of the Company’s overall compensation philosophy and objectives. There may be circumstances in which the Company’s and stockholders’ interests are best served by providing compensation that is not fully deductible and the Company’s ability to exercise discretion outweighs the advantages of qualifying compensation under Section 162(m).

Employment Agreements and Severance Plan

The Company’s severance plan provides for payments and other benefits in the event of certain terminations of employment (as described below) and enhanced benefits if such terminations of employment occur in connection with a change in control of the Company. In order to be eligible for the benefits provided by the severance plan, the named executive officers signed employment agreements that do not provide the named executive officers with any compensation, benefits or other rights except as set forth in the severance plan. The employment agreements bind the named executive officers during the term of their employment, and, in certain cases, for a period of time thereafter, to restrictive covenants relating to noncompetition, nonsolicitation, nondisclosure of confidential information and nondisparagement. The purpose of this severance plan is to retain the named executive officers and other critical employees and to encourage them to remain with the Company and work to increase stockholder value, particularly in situations that pose professional uncertainty, such as a change in control.

The Company does not provide tax gross-ups on regular compensation or severance compensation, including in the event of a change in control. Severance benefits include a “double trigger” and are payable to named executive officers following a change in control only upon involuntary terminations of employment or termination by the executive officer for “good reason.”

For additional information regarding the severance plan and payments thereunder, see “Potential Payments Upon Termination or Change in Control for 2014” beginning on page 42.

Executive Compensation Tables

The following tables, narratives and footnotes describe the total compensation and benefits for the named executive officers for the fiscal year ended January 25, 2015 (“fiscal 2014”), as well as total compensation and benefits for the named executive officers for the two preceding fiscal years (“fiscal 2013” and “fiscal 2012”).

Summary Compensation Table

							Non-Equity
							Incentive
					Stock	Option	Plan	All Other
			Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name	Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Sean Crane	Interim Chief Executive	2014	402,606	—	324,000	216,000	207,019	23,963	1,173,588
	Officer and President	2013	386,869	—	920,000	180,000	27,618	26,608	1,541,095
		2012	371,755	—	112,500	337,500	231,145	22,950	1,075,850

Jeffrey Ackerman	Executive Vice President	2014	407,231	—	252,000	168,000	192,197	23,624	1,043,052
	and Chief Financial Officer	2013	261,539	160,000	464,318	109,545	19,001	10,758	1,025,161

Marc Jones	Senior Vice President—	2014	285,697	—	225,000	150,000	103,726	54,612	819,036
	Chief Merchandising and	2013	279,971	—	600,000	150,000	19,987	60,815	1,110,773
	Supply Chain Officer	2012	271,731	—	93,750	281,250	167,276	26,227	840,234

Randy Young	Senior Vice President—	2014	279,971	—	180,000	120,000	101,643	29,844	711,458
	Real Estate and Development

Scott Duggan	Senior Vice President—	2014	254,510	—	225,000	150,000	92,403	2,430	724,342
	General Counsel	2013	249,429	—	600,000	150,000	17,807	18,654	1,035,890
		2012	243,798	—	93,750	281,250	149,028	39,686	807,512

Craig Carlock	Former Chief Executive	2014	539,423	—	660,000	440,000	311,854	1,177,211	3,128,488
	Officer and President	2013	559,942	—	1,760,000	440,000	63,958	25,741	2,849,641
		2012	537,500	—	275,000	825,000	535,283	27,561	2,200,344
____________________

(1)	Bonus compensation for fiscal 2013 for Mr. Ackerman represents a sign-on bonus paid to Mr. Ackerman in connection with his appointment as Executive Vice President and Chief Financial Officer in June 2013.
(2)	Amounts disclosed in this column represent the grant date fair market value of the (i) for fiscal 2014, restricted stock units and for fiscal 2013, restricted shares, in each case, that represented a portion of the Company’s annual long-term incentive compensation program for the applicable fiscal year, which vest annually in four equal increments beginning on the first anniversary of the grant date, (ii) for fiscal 2013, restricted shares that represent a special grant which vest 100% on the third anniversary of the grant date, and (iii) performance share unit awards, at target, granted, in each case, to the named executive officers by the Company in fiscal 2014 and fiscal 2013, and performance share awards, at target, granted to named executive officers by the Company in fiscal 2012 (none of which were earned or vested following completion of the performance period), computed, in each case, in accordance with FASB ASC Topic 718. The underlying valuation assumptions for equity awards are further discussed in “Note 9—Share-based Compensation” to the Company’s audited consolidated financial statements filed with the Company’s Annual Report on Form 10-K for fiscal 2014. During fiscal 2014, Messrs. Crane, Ackerman, Jones, Young, Duggan and Carlock received restricted stock units (annual grant) having a grant date value of $162,000, $126,000, $112,500, $90,000, $112,500 and $330,000, respectively; and performance share units having a grant date value, at target, of $162,000, $126,000, $112,500, $90,000, $112,500 and $330,000, respectively, and a grant date value, at maximum, of $275,400, $214,200, $168,750, $153,000, $168,750 and $561,000, respectively.
(3)	Amounts disclosed in this column represent the grant date fair market value of the options granted to the named executive officers by the Company in fiscal 2014, 2013 and 2012, computed in accordance with FASB ASC Topic 718, determined using the Black-Scholes option-pricing model. The underlying valuation assumptions for equity awards are further discussed in “Note 9—Share-based Compensation” to the Company’s audited consolidated financial statements filed with the Company’s Annual Report on Form 10-K for fiscal 2014.

(4)	Non-Equity Incentive Plan Compensation for fiscal 2014 was earned based upon the achievement of financial performance goals set pursuant to the Omnibus Plan, which goals consisted of the achievement of certain levels of total sales and operating income subject to an ROIC-based reduction in the event ROIC for fiscal 2014 was below 20%. No portion of the named executive officers’ fiscal 2014 annual incentive compensation amount was discretionary. See “Compensation Discussion and Analysis—Fiscal 2014 Compensation—Annual Incentive Compensation” beginning on page 29.
(5)	All Other Compensation for fiscal 2014 for each named executive officer includes:

●	reimbursements and costs paid directly by the Company for personal use of corporate vehicles, including the related depreciation expense, taxes, maintenance, insurance and gas; amounts attributable to personal use that are included in this column are determined by multiplying each named executive officer’s personal use percentage by the total costs of the corporate vehicle that the named executive officer has the use of during the applicable period, although one named executive officer did not utilize a corporate vehicle during fiscal 2014;
●	in the case of Mr. Young, reimbursement of relocation costs incurred in connection with his relocation that were incurred and paid in fiscal 2014;
●	in the case of Messrs. Crane, Ackerman, Jones, Duggan and Carlock, executive health insurance benefit program that reimbursed deductibles and out-of-pocket medical expenses through December 2013 (the date upon which this benefit was eliminated), but which amounts were paid after year-end for fiscal 2013 due to the program’s plan year-end with Mr. Jones receiving $34,410 in such benefits;
●	401(k) plan matching contributions; and
●	contributions in fiscal 2014 for the benefit of each named executive officer (other than Messrs. Jones and Duggan) under the Deferred Compensation Plan in the following amounts: Mr. Crane $4,694, Mr. Ackerman $3,829, Mr. Young $6,994 and Mr. Carlock $1,249.

In addition, amounts reported in this column include severance benefits of $1,122,000 payable to Mr. Carlock and the value of the Company-owned automobile that Mr. Carlock had the use of that was transferred to Mr. Carlock, in each case pursuant to the separation agreement he entered into with the Company in connection with the termination of his employment with the Company.

Grants of Plan-Based Awards

During 2014, the named executive officers received three types of plan-based equity awards, performance share units, restricted stock units and stock options, and a cash incentive award pursuant to the 2014 Annual Incentive Compensation Program (“2014 AIP”), each granted on March 27, 2014, as shown in the table below, all of which were granted under the Omnibus Plan. In addition, Messrs. Crane, Ackerman, Jones, Young and Duggan were awarded retention bonuses on January 11, 2015 in connection with the Company leadership change.

									All Other	All Other
									Stock	Option		Grant
			Estimated Future			Estimated Future			Awards:	Awards:	Exercise	Date Fair
			Payouts Under			Payouts Under			Number of	Number of	or Base	Value of
			Non-Equity Incentive			Equity Incentive			Shares of	Securities	Price of	Stock and
			Plan Awards			Plan Awards			Stock	Underlying	Option	Option
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Award Type	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)	($)
Sean Crane	Stock Options (1)	3/27/2014								20,610	32.67	216,000
	Performance Share
	Units (2)	3/27/2014				1,487	4,958	8,428				162,000
	Restricted
	Stock Units —
	Annual (3)	3/27/2014							4,958			162,000
	2014 AIP	3/27/2014	77,122	257,075	437,027
	Cash Retention (4)	1/11/2015		460,000

Jeffrey Ackerman	Stock Options (1)	3/27/2014								16,030	32.67	168,000
	Performance Share
	Units (2)	3/27/2014				1,156	3,856	6,555				126,000
	Restricted
	Stock Units —
	Annual (3)	3/27/2014							3,856			126,000
	2014 AIP	3/27/2014	79,560	265,200	450,840
	Cash Retention (4)	1/11/2015		408,000

Marc Jones	Stock Options (1)	3/27/2014								14,312	32.67	150,000
	Performance Share
	Units (2)	3/27/2014				1,032	3,443	5,853				112,500
	Restricted
	Stock Units —
	Annual (3)	3/27/2014							3,443			112,500
	2014 AIP	3/27/2014	42,937	143,125	243,312
	Cash Retention (4)	1/11/2015		286,250

Randy Young	Stock Options (1)	3/27/2014								11,450	32.67	120,000
	Performance Share
	Units (2)	3/27/2014				826	2,754	4,681				90,000
	Restricted
	Stock Units —
	Annual (3)	3/27/2014							2,754			90,000
	2014 AIP	3/27/2014	42,075	140,250	238,425
	Cash Retention (4)	1/11/2015		280,500

Scott Duggan	Stock Options (1)	3/27/2014								14,312	32.67	150,000
	Performance Share
	Units (2)	3/27/2014				1,032	3,443	5,853				112,500
	Restricted
	Stock Units —
	Annual (3)	3/27/2014							3,443			112,500
	2014 AIP	3/27/2014	38,250	127,500	216,750
	Cash Retention (4)	1/11/2015		255,000

Craig Carlock	Stock Options (1)	3/27/2014								41,984	32.67	440,000
	Performance Share
	Units (2)	3/27/2014				3,030	10,101	17,171				330,000
	Restricted
	Stock Units —
	Annual (3)	3/27/2014							10,101			330,000
	2014 AIP	3/27/2014	134,640	448,800	762,960

____________________

(1)	The stock options (i) carry an exercise price equal to the Company’s closing price per share of Common Stock on the grant date, (ii) will vest in 25% increments on each of the first, second, third and fourth anniversaries of their grant date, and (iii) expire on the tenth anniversary of the grant date. Any portion of the options granted to the named executive officers that is not vested at the time of the termination of a named executive officer’s employment would become vested if the named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” within six months prior to, or two years following, a change in control (i.e., “double trigger” vesting). The stock options include a retirement feature, although none of the named executive officers will be retirement eligible during the vesting period of the options.
(2)	The performance share units vest in January 2017 as and solely to the extent the Company’s cumulative EPS for fiscal 2014 through fiscal 2016 exceeds a minimum performance threshold. In the event the minimum threshold is met, each performance share unit will vest and convert into 0.3 shares of Common Stock with an increasing number of shares of Common Stock issued upon conversion of vested performance share units as the Company’s EPS for the three fiscal year performance period increases. If the minimum cumulative EPS is not achieved, no performance share units vest, no performance share units will convert into Common Stock and no shares of Common Stock will be issued. Assuming the target performance level set forth as the performance share unit’s financial performance goal is achieved, the performance share units will vest and 1 share of Common Stock will be issued upon conversion of each performance share unit and assuming the maximum performance level set forth as the performance share unit’s financial performance goal is achieved, 1.7 shares of Common Stock will be issued upon conversion of the vested performance share unit. A proportional number of shares of Common Stock will be issued upon conversion of each performance share unit for performance between target and threshold and between threshold and maximum EPS and no additional shares of Common Stock will be issued upon conversion of the performance share units in the event the Company’s financial performance exceeds the maximum cumulative EPS for the performance period. A portion of the performance share units granted to the named executive officers that are not vested at the time of the termination of a named executive officer’s employment would become vested if the named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” within six months prior to, or two years following, a change in control (i.e., “double trigger” vesting). The performance share units include a retirement feature, although none of the named executive officers will be retirement eligible during the vesting period of the performance share units.
(3)	The restricted stock units granted as part of the annual grants made under the Company’s long-term incentive compensation program will vest in 25% increments on each of the first, second, third and fourth anniversaries of their grant date and, upon vesting, each restricted stock unit will convert into one share of Common Stock. Any portion of the restricted stock units granted to the named executive officers that is not vested at the time of the termination of a named executive officer’s employment would become vested if the named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” within six months prior to, or two years following, a change in control (i.e., “double trigger” vesting). The restricted stock units include a retirement feature, although none of the named executive officers will be retirement eligible during the vesting period of the restricted stock units.
(4)	The retention bonus will be earned and paid in cash on May 1, 2016 if the officer remains continuously employed by the Company through such date (or, if earlier, upon the involuntary termination of the officer’s employment without cause or the officer’s death or disability). The retention bonuses for each of Messrs. Ackerman, Jones, Young and Duggan will be equal to one times their respective fiscal 2015 annual base salary. The amounts presented above for these executive officers represent their fiscal 2014 base salary as fiscal 2015 base salaries had not been set as of January 25, 2015.

Outstanding Equity Awards at Fiscal Year-End 2014

The table below provides information on the named executive officers’ outstanding equity awards as of January 25, 2015 which consisted of stock options, restricted shares, restricted stock units, performance shares and performance share units, all of which were granted under the Omnibus Plan.

	Option Awards					Stock Awards
								Equity Incentive
								Plan Awards
								Number of	Market Value
						Number of	Market Value	Unearned	of Unearned
		Number of Securities				Shares or	of Shares	Shares	Shares or
		Underlying		Option		Units that	or Units	or Units	Units that
	Option	Unexercised Options		Exercise	Option	have not	that have	that have	have not
	Grant	Exercisable	Unexercisable	Price	Expiration	Vested	not Vested	not Vested	Vested
Name	Date (1)	(#)	(#)	($/Share)	Date (1)	(#)(2)	($)(3)	(#)(4)	($)(3)
Sean Crane	3/27/2014	—	20,610	32.67	3/27/2024	4,958	190,982	4,958	190,982
	3/20/2013	2,798	8,396	42.65	3/20/2023	17,614	678,491	3,165	121,916
	3/21/2012	9,101	9,102	47.17	3/21/2022
	12/16/2011	6,375	2,125	41.41	12/16/2021
	11/4/2010	43,679	—	22.00	11/4/2020

Jeffrey Ackerman	3/27/2014	—	16,030	32.67	3/27/2024	3,856	148,533	3,856	148,533
	6/3/2013	1,467	4,403	49.60	6/3/2023	7,290	280,811	1,656	63,789

Marc Jones	3/27/2014	—	14,312	32.67	3/27/2024	3,443	132,624	3,443	132,624
	3/20/2013	2,332	6,996	42.65	3/20/2023	10,770	414,860	2,637	101,577
	3/21/2012	7,584	7,585	47.17	3/21/2022
	12/16/2011	6,375	2,125	41.41	12/16/2021
	11/4/2010	—	—	22.00	11/4/2020

Randy Young	3/27/2014	—	11,450	32.67	3/27/2024	2,754	106,084	2,754	106,084
	9/30/2013	563	1,690	47.31	9/30/2023	3,636	140,059	621	23,921

Scott Duggan	3/27/2014	—	14,312	32.67	3/27/2024	3,443	132,624	3,443	132,624
	3/20/2013	2,332	6,996	42.65	3/20/2023	10,770	414,860	2,637	101,577
	3/21/2012	7,584	7,585	47.17	3/21/2022
	12/16/2011	6,375	2,125	41.41	12/16/2021
	11/4/2010	32,760	—	22.00	11/4/2020

Craig Carlock (5)	3/27/2014	—	41,984	32.67	3/27/2024	10,101	389,091	10,101	389,091
	3/20/2013	6,841	20,522	42.65	3/20/2023	31,594	1,217,001	7,737	298,029
	3/21/2012	22,249	22,249	47.17	3/21/2022
	12/16/2011	15,750	5,250	41.41	12/16/2021
	11/4/2010	64,234	—	22.00	11/4/2020
____________________

(1)	Options vest at the rate of 25% of the shares of Common Stock underlying the stock option on each of (a) November 4, 2012, 2013, 2014 and 2015 in the case of the December 16, 2011 option grants, and (b) the first through fourth anniversaries of the option grant date in the case of the November 4, 2010, March 21, 2012, March 20, 2013, June 3, 2013, September 30, 2013, and March 27, 2014 grants.
(2)	Unvested shares include restricted shares and restricted stock units awarded in March 2013 and March 2014, respectively. Unvested restricted stock units issued in fiscal 2014 vest 25% per year on each of the first through fourth anniversaries of the grant date. Unvested restricted shares issued in fiscal 2013 include the annual grant which vests 25% per year on each of the first through fourth anniversaries of the grant date and the special grant which vests 100% on the third anniversary of the date of grant.
(3)	Market values are based on a per share price of $38.52, which was the closing price per share of the Common Stock on The NASDAQ Stock Market LLC on January 23, 2015 (the last business day of the fiscal year).
(4)	Unearned shares include performance share units awarded in March 2014 and March 2013. The Company’s cumulative EPS for the three fiscal year period of fiscal 2012 – 2014 did not meet the threshold amount of $4.50. Therefore, none of the performance shares awarded in March 2012 were earned.

Unearned performance share units issued in March 2014 and March 2013 vest in January 2017 and January 2016, respectively, as and solely to the extent cumulative EPS exceeds a minimum performance threshold for the performance periods of fiscal 2014 through fiscal 2016 and fiscal 2013 through fiscal 2015, respectively. The number of unearned performance share units presented in this column represents the shares that would vest and be issued assuming Company performance at the target level under the performance share unit award.
(5)	Unvested awards made to Mr. Carlock on December 16, 2011, March 21, 2012, March 20, 2013 and March 27, 2014 will continue to vest through January 11, 2017.

Option Exercises and Stock Vested

The following table provides information relating to option exercises for our named executive officers during fiscal 2014.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)(1)	(#)(2)	($)(3)
Sean Crane	—	—	791	27,037
Jeffrey Ackerman	—	—	414	13,641
Marc Jones	32,760	583,726	659	22,526
Randy Young	—	—	155	5,414
Scott Duggan	—	—	659	22,526
Craig Carlock	—	—	1,934	66,108
____________________

(1)	Represents the closing price per share of the Common Stock on The NASDAQ Stock Market LLC on the exercise date minus the per share exercise price multiplied by the number of shares.
(2)	Represents the number of shares vested inclusive of any shares that vested but were withheld for income taxes.
(3)	Represents the closing price per share of the Common Stock on The NASDAQ Stock Market LLC on the vesting date of restricted stock or restricted stock unit awards that vested during fiscal 2014 multiplied by the number of shares vested.

Nonqualified Deferred Compensation

The Deferred Compensation Plan permits the named executive officers to defer up to 80% of base salary and 100% of any annual bonus on a pre-tax basis. Deferred amounts may be invested notionally in a variety of funds. The Company makes matching credits to the named executive officers’ individual accounts to compensate for Company contributions that would have been made to the named executive officers’ individual 401(k) plan accounts had the named executive officers not participated in the Deferred Compensation Plan. The Deferred Compensation Plan also permits the Company to make additional, discretionary contributions.

Deferred amounts will be distributed in a lump sum in the event of death, termination of employment before age 55 and five years of employment, or termination of employment within two years following a change in control. In the event of termination of employment after age 55 and five years of employment, the eligible employees may elect distributions in a lump sum or by installment payments. Participants may also elect to defer amounts to in-service distribution accounts for distribution at specified dates. Distributions may also be made in the event of unforeseeable emergency.

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals/	Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year-End
Name	($)	($)(1)	($)	($)	($)(2)
Sean Crane	19,722	4,694	2,379	—	51,266
Jeffrey Ackerman	16,277	3,829	606	—	21,536
Marc Jones	—	—	27,928	—	743,364
Randy Young	13,988	6,994	623	—	22,387
Craig Carlock	77,029	1,249	79,892	—	729,859

____________________

(1)	Amounts reported in this column for each named executive officer with respect to 2014 were also reported as “All Other Compensation” for the respective period in the Summary Compensation Table.
(2)	The aggregate balance at January 25, 2015 for each of Messrs. Crane, Ackerman, Jones, Young and Carlock includes $43,350, $16,892, $611,277, $14,517 and $504,455, respectively, of cumulative executive contributions during and prior to fiscal 2014 that were deducted from salary, bonus and/or non-equity incentive plan compensation amounts that were previously reported in the Summary Compensation Table and $4,844, $4,060, $11,135, $7,258 and $14,443, respectively, of cumulative contributions made by the Company during and prior to fiscal 2014 that were previously reported in the “All Other Compensation” column in the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control for 2014

In October 2010, the Company adopted a severance plan that provides for payments and other benefits in the event of certain terminations of employment (as described below) and enhanced benefits if such terminations of employment occur in connection with a change in control of the Company. The purpose of this plan is to retain the named executive officers and other critical employees and to encourage them to remain with the Company and work to increase stockholder value, particularly in situations that pose professional uncertainty, such as a change in control.

The severance plan provides that, in the event that a named executive officer’s employment is terminated by the Company without “cause” (as defined in the severance plan) or by the named executive officer for “good reason” (as defined in the severance plan), then the named executive officer will be entitled to the following compensation and benefits: (1) severance pay in an amount equal to the product of the named executive officer’s annual base salary and a severance multiple of 1.5; (2) a prorated annual bonus; and (3) continued medical and welfare benefits for the named executive officer and his or her spouse and dependents for a number of years equal to the severance multiple.

The severance plan provides that, in the event that a named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason,” within six months prior to a change in control of the Company (provided that the named executive officer demonstrates that the termination was related to the change in control) or within two years following a change in control of the Company, in addition to the compensation and benefits described above, the named executive officer will also be entitled to (1) additional severance pay in an amount equal to the product of the named executive officer’s target annual bonus (or, if the named executive officer does not have a target at the time of termination, average bonus for the previous three years, or portion thereof) and the severance multiple and (2) full vesting of all equity-based awards held by the named executive officer on the date of termination.

In order to be eligible for the benefits provided by the severance plan, the named executive officers signed employment agreements. The employment agreements do not provide the named executive officers with any compensation, benefits or other rights except as set forth in the severance plan described above and each of the named executive officers remains an employee “at will.” The employment agreements bind the named executive officers during the term of their employment, and, in certain cases, for a period of time thereafter, to restrictive covenants relating to noncompetition, nonsolicitation, nondisclosure of confidential information and nondisparagement. Following termination of employment the nonsolicitation covenant will expire after 1.5 years. Following termination of employment other than in connection with a change in control, the noncompetition covenant will be of the same duration as the nonsolicitation covenant. In the case of a termination of employment by the Company for “cause” or by the named executive officer without “good reason”, in each case, within six months prior to or two years following a change in control, the noncompetition covenant will expire nine months following the change in control (except that the noncompetition covenant will never expire prior to the termination of employment). The noncompetition covenant will expire immediately following termination of employment if the named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” within six months prior to or two years following a change in control. The covenant against disclosure of confidential information and the nondisparagement covenant do not expire.

Under the severance plan, any of the following events would generally constitute a “change in control”:

●	during any period of 24 consecutive months, a change in the composition of a majority of the Board that is not supported by a majority of the incumbent Board;
●	the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the Company’s assets (other than by certain persons and entities related to the Berry family), subject to certain exceptions for transactions that would not constitute a change in control;
●	the approval by stockholders of a plan of complete liquidation or dissolution; or
●	an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors that is equal to or greater than the greater of (a) 20% and (b) the percentage of the combined voting power of the outstanding voting securities owned by certain specified stockholders, with exceptions for certain acquisitions.

In the event that any payments made in connection with a change in control or termination would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments to the named executive officers would be reduced to the maximum amount that can be paid under the Code without the imposition of an excise tax under Section 4999 of the Internal Revenue Code, but only if such reduction provides a higher benefit on an after-tax basis to the named executive officers. The Company does not provide any “gross-up” payments to the named executive officers in connection with a change in control under any circumstances.

The retention bonuses awarded on January 11, 2015 are also payable in the event an executive officer’s employment is terminated by the Company without “cause” prior to May 1, 2016.

Each named executive officer (other than Mr. Carlock whose employment with the Company terminated on January 11, 2015) would be entitled to receive the following retention bonuses and estimated payments and benefits under the severance plan. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a qualifying termination of employment or a qualifying termination of employment in connection with a change in control, as applicable, were to occur. Such amounts are in addition to the distributions of amounts deferred under the Deferred Compensation Plan that are distributed in the event of certain terminations of employment. The tables below reflect the amount that could be payable under the severance plan, assuming that the termination of the named executive officer’s employment or the termination of the named executive officer’s employment in connection with a change in control, as applicable, occurred at January 25, 2015.

Termination of Employment Without Cause or for Good Reason Other Than
in Connection with a Change in Control

	Severance	Value of
	Amount	Benefits	Total
Name	($)(1)	($)	($)
Sean Crane (2)	2,280,000	72,000	2,376,000
Jeffrey Ackerman	1,285,200	72,000	1,357,200
Marc Jones	858,750	72,000	930,750
Randy Young	841,500	72,000	913,500
Scott Duggan	765,000	72,000	837,000
____________________

(1)	Severance amounts include amounts payable under the severance plan and the retention bonuses awarded on January 11, 2015.
(2)	Severance amount for Mr. Crane calculated using his salary and bonus opportunity, as Interim Chief Executive Officer and President, and the multiple of salary provided to an executive officer serving as Chief Executive Officer (2.0 times base salary).

Termination of Employment Without Cause or for Good Reason
in Connection with a Change in Control

			Vesting of
	Severance	Value of	Equity
	Amount	Benefits	Awards	Total
Name	($)(1)	($)	($)(2)	($)
Sean Crane (3)	3,480,000	72,000	1,425,267	5,001,267
Jeffrey Ackerman	1,683,000	72,000	735,457	2,490,457
Marc Jones	1,073,438	72,000	941,954	2,087,392
Randy Young	1,051,875	72,000	443,121	1,566,996
Scott Duggan	956,250	72,000	941,954	1,970,204
____________________

(1)	Severance amounts include amounts payable under the severance plan and the retention bonuses awarded on January 11, 2015.
(2)	Based on a per share price of $38.52, which was the closing price per share of the Common Stock on January 23, 2015 (the last business day of fiscal 2014). The value of the early vesting of stock options is calculated using the difference between the $38.52 per share price and the option exercise price per share. For a detailed listing of the exercise prices of these options, please see the Outstanding Equity Awards at Fiscal Year-End 2014 table on page 40. The value of the early vesting of restricted shares and restricted stock units is calculated using the $38.52 per share price. The value of the early, partial vesting of performance share units assumes achievement at the target level pro-rated for the portion of the three-year performance period between date of grant and January 25, 2015.
(3)	Severance amount for Mr. Crane calculated using his salary and bonus opportunity, as Interim Chief Executive Officer and President, and the multiple of salary provided to an executive officer serving as Chief Executive Officer (2.0 times base salary).

Termination of Employment in the Event of Retirement, Death or Disability

Retirement. Equity awards granted to the named executive officers in March 2012 and thereafter include a retirement feature that provides for continued vesting and, in the case of stock options, continued exercisability for the life of the option following the recipient’s retirement from the Company. The participant must have met age and length of service requirements and must comply with certain restrictive covenants in order for the equity award to continue to vest and remain outstanding. None of the named executive officers would fulfill the retirement eligibility requirements under these equity awards prior to completion of the final vesting period, in the case of stock options, restricted shares or restricted stock units, or prior to the end of the respective performance period of the performance share units or the performance share units. Accordingly, no amounts are set forth herein for these awards as no benefits could be realized under the retirement provision as of January 25, 2015.

Death or Disability. The retention bonuses awarded on January 11, 2015 are payable in the event an executive officer’s employment terminates due to death or disability prior to May 1, 2016. In addition, equity awards granted to the named executive officers in March 2012 and thereafter provide for the full vesting of all unvested stock options, restricted shares and restricted stock units in the event of the named executive officer’s death or disability and a partial vesting, following the performance period, of the performance share units. The following table sets forth the estimated retention bonuses and the aggregate estimated value of the accelerated full or partial vesting of March 2012 and later equity awards, assuming that the termination of employment due to death or disability occurred at January 25, 2015.

		Vesting of
		Option Awards,
		Restricted Shares,
		RSUs and
	Retention	Performance-Based
	Bonus	Equity	Total
Name	($)(1)	($)(2)(3)(4)(5)	($)
Sean Crane	460,000	1,333,409	1,793,409
Jeffrey Ackerman	408,000	735,457	1,143,457
Marc Jones	286,250	865,402	1,151,652
Randy Young	280,500	443,121	723,621
Scott Duggan	255,000	865,402	1,120,402
____________________

(1)	The retention bonuses for each of Messrs. Ackerman, Jones, Young and Duggan will be equal to one times their respective fiscal 2015 annual base salary. The amounts presented above for these executive officers represent their fiscal 2014 base salary as fiscal 2015 base salaries had not been set as of January 25, 2015.
(2)	Based on a per share price of $38.52, which was the closing price per share of the Common Stock on January 23, 2015 (the last business day of fiscal 2014).
(3)	The value of the early vesting of stock options is calculated using the difference between the $38.52 per share price and the option exercise price per share. Only the March 2012 and later option grants include the death and disability vesting provisions language. For a detailed listing of the exercise prices of these options, please see the Outstanding Equity Awards at Fiscal Year-End 2014 table on page 40.
(4)	The value of the early vesting of restricted shares and restricted stock units is calculated using the $38.52 per share price.
(5)	The value of the early, partial vesting of performance shares and performance share units assumes achievement at the target level pro-rated for the portion of the three-year performance period between date of grant and January 25, 2015.

Equity Compensation Plan Information

The following table provides information as of January 25, 2015, with respect to the securities authorized for issuance to the Company’s employees and directors under the Omnibus Plan and The Fresh Market, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). The Omnibus Plan and the Employee Stock Purchase Plan were approved by the Company’s stockholders prior to the Company completing its initial public offering, and the Omnibus Plan was subsequently approved again by stockholders at the 2012 Annual Meeting of Stockholders.

The Company does not have any equity compensation plans under which equity awards may be made that were not approved by its stockholders.

Number of Securities
Remaining Available for
	Number of Securities to		Future Issuance Under
	be Issued Upon Exercise	Weighted-Average Exercise	Equity Compensation Plans
	of Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans
approved by security holders	1,131,782 (1)	$34.55	1,945,786 (2)
Equity compensation plans not
approved by security holders	—	—	—
Total	1,131,782 (1)	$34.55	1,945,786 (2)
____________________

(1)	Includes securities issuable upon exercise of outstanding options and upon lapse of restrictions under restricted stock units, restricted stock awards, performance share awards and performance share units that were issued pursuant to the Omnibus Plan. As of January 25, 2015, (i) an aggregate of approximately 888,142 options remained outstanding as of such date; (ii) an aggregate of approximately 163,905 restricted stock units and restricted stock awards remained outstanding as of such date; (iii) an aggregate of approximately 21,465 performance shares at maximum levels remained outstanding as of such date, and (iv) an aggregate of approximately 58,270 performance share units at target levels remained outstanding as of such date. The weighted-average exercise price does not take into account restricted stock units, restricted stock awards, performance shares or performance share units, which do not have exercise prices.
(2)	Excludes approximately 984,000 shares of Common Stock that are available for future issuance under the Employee Stock Purchase Plan.

Risk Analysis of Compensation Programs

The Company’s executive compensation programs are designed to motivate officers to achieve business goals and to reward executives for achieving those goals, including executive officers. At the same time, the programs are designed to avoid providing incentives for officers to make decisions that expose the Company to excessive risks. The components of the executive compensation programs that help mitigate excessive risks include:

●	Compensation Committee discretion and oversight, including the use of an independent third-party consultant;
●	a balanced mix of short and long-term pay;
●	a balanced mix of options to purchase shares of Common Stock, restricted stock or restricted stock units and performance-based equity;
●	the use of multiple performance metrics that measure and deliver compensation based upon the financial performance of different aspects of the Company’s business;
●	performance-based equity awards have performance measures that are cumulative in nature and measured over multiple years in order to promote success of the Company’s business and its financial results over the long-term and include vesting of a portion of the performance-based equity so long as a minimum level of financial performance is met in order to discourage an “all-or-nothing” view of the performance-based equity awards;
●	incentive plan caps to prevent award payments in excess of specific returns to the business and stockholders, even if the Company dramatically exceeds its performance or financial targets;
●	stock ownership and retention guidelines that require executive officers to hold a significant portion of the net, after tax shares of stock received upon vesting of restricted and performance-based stock and stock units and upon exercise of stock options; and
●	a compensation recoupment policy that permits recovery of performance-based compensation in the event of restatements of financial measures used to determine the amount of performance-based compensation that was earned.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and certain persons who beneficially own more than 10% of Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Based solely on a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that its executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during fiscal 2014.

Compensation Committee Interlocks and Insider Participation

Richard Noll, David Rea, Jane Thompson and Michael Tucci served on the Compensation Committee in fiscal 2014. None of the directors who served on the Compensation Committee in fiscal 2014 has ever served as one of the Company’s officers or employees or had any relationship with the Company or any of its subsidiaries during fiscal 2014 pursuant to which disclosure would be required under the SEC rules pertaining to the disclosure of transactions with related persons. During fiscal 2014, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer of such other entity served on the Company’s Board or its Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2015.

Respectfully submitted by the Compensation Committee of the Board,

Richard Noll, Chair
Jane Thompson
Michael Tucci

Audit Committee Report

The primary purpose of the Audit Committee is to act on behalf of the Board in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and audit functions of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Management has primary responsibility for the Company’s consolidated financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended January 25, 2015. This review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls. During the past fiscal year, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee also received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the fiscal year ended January 25, 2015 be included in its Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the Audit Committee of the Board,

Jeffrey Naylor, Chair
Bob Sasser
Jane Thompson

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, this proposal, commonly known as a say-on-pay proposal, gives the Company’s stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of the Company’s named executive officers and its compensation philosophy, policies and practices. At the Company’s annual meeting of stockholders in 2011, a majority of the stockholders voted to hold an advisory vote to approve the Company’s named executive officer compensation every year, as recommended by the Board.

As discussed above under “Compensation Discussion and Analysis,” the Company believes that its executive compensation program emphasizes sustainable growth through a pay-for-performance orientation and a commitment to both operational and organizational execution. The Company seeks to attract and retain experienced and skilled executives with a competitive compensation program that rewards long-term growth and aligns the interests of management and stockholders. The Company believes that its compensation program for its named executive officers has helped it achieve strong strategic and long-term financial performance. The Company’s executive compensation received the approval of more than 98% of the votes cast at the 2014 Annual Meeting of Stockholders.

Accordingly, the Company is asking stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that The Fresh Market, Inc.’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables in this Proxy Statement.”

The vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of the Company’s stockholders. In accordance with SEC rules, the Company will disclose the extent to which the Compensation Committee and the Board took into account the results of the vote in next year’s proxy statement. The next say-on-pay vote will occur at the 2016 Annual Meeting of Stockholders.

The Board unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

Proposal 3: Ratification of the Appointment of
Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed the firm of Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent registered public accounting firm for the 2015 fiscal year. Ernst & Young has served as the Company’s independent registered public accounting firm since 2009. The Audit Committee reviewed and discussed the performance of Ernst & Young for the fiscal year ended January 25, 2015 prior to its appointment of Ernst & Young to serve as the Company’s independent registered public accounting firm for the Company’s 2015 fiscal year.

The Company expects that a representative of Ernst & Young will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative is also expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm is not required. The Company is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Ernst & Young. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of
Ernst & Young as the Company’s independent registered public accounting firm for fiscal 2015.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for fiscal 2015.

Fees Paid to Ernst & Young LLP

The following table presents fees for professional audit services rendered by Ernst & Young for the audit of the Company’s consolidated financial statements for the fiscal years ended January 25, 2015 and January 26, 2014 and fees billed for other services rendered by Ernst & Young during those periods.

	FY 2014	FY 2013
	($)	($)
Audit Fees (1)	809,919	836,426
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	809,919	836,426
____________________

(1)	Audit Fees consist of fees for professional services associated with the annual financial statements audit, quarterly financial statement reviews or services related to compliance with Section 404 of the Sarbanes- Oxley Act and consultations and in connection with regulatory filings.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of the Company’s independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before the service may be provided by the Company’s independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. For fiscal 2014, all of the audit fees were approved by the Audit Committee pursuant to the Pre-Approval Policy. All of the other fees billed by Ernst & Young to the Company for fiscal 2014 were approved by the Audit Committee by means of specific pre-approvals. All non-audit services provided in fiscal 2014 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Additional Information

Stockholder Proposals for the 2016 Annual Meeting

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2016 Annual Meeting of Stockholders must be received by the Company no later than January 2, 2016. Such proposals must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of the Company’s Secretary at The Fresh Market, Inc. c/o Secretary, 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408.

In addition, notice of any stockholder proposal intended to be presented at the 2016 Annual Meeting of Stockholders, but that will not be included in the Company’s proxy statement and form of proxy relating to the 2016 Annual Meeting of Stockholders, must be delivered to or mailed and received by the Company’s Secretary at The Fresh Market, Inc. c/o Secretary, 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408 not earlier than the close of business on February 3, 2016 and not later than the close of business on March 4, 2016. The notice must contain the information required by the Company’s Amended and Restated Bylaws. If the date of the meeting is advanced by more than 30 days or delayed by more than 90 days from June 2, 2016, the notice must be delivered or received not earlier than the close of business on the 120th day prior to the date of the 2016 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2016 Annual Meeting of Stockholders or the 10th day following the day on which the Company first makes a public announcement of the date of such meeting. A public announcement of adjournment or postponement of an annual meeting of stockholders shall not commence a new time period for the giving of notice.

2014 Annual Report to Stockholders

This Proxy Statement is accompanied by the Annual Report on Form 10-K for the fiscal year ended January 25, 2015, and these materials are also available at www.proxyvote.com and the investor relations portion of the Company’s website, http://ir.thefreshmarket.com. The Annual Report on Form 10-K, which contains the audited consolidated financial statements and other information about the Company, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

Householding

The SEC rules and Delaware law permit the Company to mail one annual report and proxy statement in one envelope to all stockholders residing at the same address if certain conditions are met. This is called “householding” and can result in significant savings of paper and mailing costs. The Company households all annual reports and proxy statements, unless stockholders have notified the Company of their desire to receive multiple copies of annual reports or proxy statements.

The Company will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement or the Annual Report on Form 10-K for the fiscal year ended January 25, 2015 to any stockholder residing at an address to which only a single copy was mailed. If you choose not to household or if you choose to continue householding but would like to receive an additional copy of this Proxy Statement or the Annual Report on Form 10-K for the fiscal year ended January 25, 2015 for members of your household, you may contact the Company’s Secretary at The Fresh Market, Inc. c/o Secretary, 628 Green Valley Road, Suite 500, Greensboro, North Carolina 27408, or by calling (336) 272-1338.

If you would like to household in the future and are currently receiving multiple copies of the annual report or proxy statement, you may contact the Company’s Secretary at the address and phone number above to request that only a single copy of the annual report or proxy statement be mailed in the future.

Appendix A

Non-GAAP (Generally Accepted Accounting Principles)
Financial Performance Measures

This Proxy Statement contains financial performance measures that are not calculated in accordance with GAAP (“non-GAAP financial measures”). These non-GAAP financial measures are used in our annual incentive compensation program for executive officers. While we believe that these non-GAAP financial measures may be useful in evaluating the Company, this information should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Our definitions for non-GAAP financial measures may differ from similarly titled measures used by other companies or analysts. This Appendix A provides a reconciliation of the non-GAAP financial measures to the Company’s most recent GAAP financial statements, which were included in its Form 10-K filed with the SEC on March 23, 2015.

Fiscal 2014 Operating Income, on an excluded items basis

Operating income, on an excluded items basis, is a financial measure not prepared in accordance with GAAP and is used for purposes of our annual incentive compensation program for executive officers. For fiscal 2014, operating income determined in accordance with GAAP of approximately $103.6 million was adjusted to add back the following expenses to determine compensation under the Company’s annual incentive compensation program for executive officers: (i) approximately $13.5 million in charges associated with store closure and exit costs, (ii) approximately $9.0 million in impairments of certain store related assets, and (iii) approximately $2.0 million in expenses related to a change in leadership described more fully in “Compensation Discussion and Analysis—2014 Change in Company Leadership” in this Proxy Statement.

Set forth below is an unaudited reconciliation of operating income, on an excluded items basis, to operating income determined in accordance with GAAP for fiscal 2014:

Year Ended
January 25, 2015
(unaudited)
(amounts in millions)
Income from operations	$103.6
Store closure and exit costs	13.5
Impairment of certain store related assets	9.0
Leadership related charges	2.0
Income from operations, on an excluded items basis	$128.1

Fiscal 2014 Return on Invested Capital, on an excluded items basis

Return on Invested Capital is defined as (1 – tax rate)*(net income + interest expense + provision for income taxes)/(average assets – average cash – average non-interest bearing current liabilities). Return on Invested Capital, on an excluded items basis, is used solely for purposes of our annual incentive compensation programs and is defined as (1 – tax rate)*(net income, on an excluded items basis + interest expense + provision for income taxes)/(average assets – average cash – average non-interest bearing current liabilities).

	2014
	(unaudited)
	($ in millions)
	ROIC	ROIC, on an excluded
	(uses net income	items basis
	determined in accordance	(uses net income, on an
Return on Invested Capital	with GAAP)	excluded items basis)
Net income (1)	$63.0	$78.0
Tax Rate (effective income tax rate)	36.5%	37.0%
Average assets (2)	$498.1	$504.5
Average cash (3)	$21.6	$21.6
Average non-interest bearing current liabilities (4)	$117.8	$116.3
Return on Invested Capital	18.3%	22.0%

A-1

____________________

(1)	Net income, on an excluded items basis, which is used solely to calculate ROIC, on an excluded items basis, for purposes of the fiscal 2014 annual incentive compensation programs, is a non-GAAP financial measure. A reconciliation of net income, on an excluded items basis, to net income determined in accordance with GAAP is presented below.

(2)	Average assets is equal to the sum of average total assets for each of the four quarters in the fiscal year ended January 25, 2015, divided by four. Average total assets for each quarter is equal to the sum of total assets as of the end of the immediately preceding quarter and total assets as of the end of the subject quarter, divided by two, in each case, as presented on the Company’s balance sheets.

(3)	Average cash is equal to the sum of the average cash and cash equivalents for each of the four quarters in the fiscal year ended January 25, 2015, divided by four. Average cash and cash equivalents for each quarter is equal to the sum of the cash and cash equivalents as of the end of the immediately preceding quarter and the cash and cash equivalents as of the end of the subject quarter, divided by two, in each case, as presented on the Company’s balance sheets.

(4)	Average non-interest bearing current liabilities is equal to the sum of average non-interest bearing current liabilities for each of the four quarters in the fiscal year ended January 25, 2015, divided by four. Average non-interest bearing current liabilities for each quarter is equal to the sum of the non-interest bearing current liabilities as of the end of the immediately preceding quarter and the non-interest bearing current liabilities as of the end of the subject quarter, divided by two. For each quarter in the fiscal year ended January 25, 2015, non-interest bearing current liabilities was the same as total current liabilities, as presented on the Company’s balance sheets.

Fiscal 2014 Net Income, on an excluded items basis

Net income, on an excluded items basis, is a financial measure not prepared in accordance with GAAP and is used solely for purposes of determining our return on invested capital, on an excluded items basis, which is used in our annual incentive compensation programs. For fiscal 2014, net income determined in accordance with GAAP of approximately $63.0 million was adjusted to (a) add back the following expenses that do not represent the Company’s core operating business: (i) approximately $13.5 million in charges associated with store closure and exit costs, (ii) approximately $9.0 million in impairments of certain store related assets, and (iii) approximately $2.0 million in expenses related to a change in leadership described more fully in “Compensation Discussion and Analysis—2014 Change in Company Leadership” in this Proxy Statement and (b) deduct additional income tax expense of $9.5 million if the foregoing items were excluded from the calculation of taxable income.

Set forth below is an unaudited reconciliation of net income, on an excluded items basis, to net income determined in accordance with GAAP for fiscal 2014:

Year Ended
January 25, 2015
(unaudited)
(amounts in millions)
Net income	$63.0
Store closure and exit costs	13.5
Impairment of certain store related assets	9.0
Leadership related charges	2.0
Tax provision (1)	(9.5)
Net income, on an excluded items basis	$78.0
____________________

(1)	Tax provision represents the additional income tax expense that would not have been incurred by the Company if the items above were excluded from the calculation of taxable income.

A-2

THE FRESH MARKET, INC.
628 GREEN VALLEY ROAD, SUITE 500
GREENSBORO, NC 27408
ATTN: SECRETARY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2015. Have your proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M86805-P62959	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE FRESH MARKET, INC.			For All	Withhold All	For All Except

The Board of Directors recommends you vote
FOR ALL of the listed nominees:

1.	Election of Directors		☐	☐	☐

Nominees:

	01)	Bob Sasser
	02)	Robert K. Shearer
	03)	Steven Tanger
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain

2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as our company's independent registered public accounting firm for fiscal 2015.	☐	☐	☐

NOTE: If you grant a proxy, the proxy holders will also have the discretion to vote these shares on such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes/comments, mark here.			☐
(See reverse for instructions)
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report on Form 10-K, Notice of 2015 Annual Meeting of Stockholders, and Proxy Statement
are available at www.proxyvote.com.

M86806-P62959

THE FRESH MARKET, INC.
Annual Meeting of Stockholders
June 2, 2015 2:00 P.M.
This proxy is solicited by the Board of Directors.

The undersigned stockholder(s) of The Fresh Market, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Sean M. Crane, Jeffrey C. Ackerman and Scott F. Duggan, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408, on June 2, 2015 at 2:00 p.m. Eastern Time, and at any adjournment or postponement thereof, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL" NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address changes/comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side